Filed Pursuant to Rule 424(b)(5)
Registration No. 333-211178
PROSPECTUS FOR PARTICIPANTS IN THE 2011 STOCK INCENTIVE PLAN

$2,000,000
Common Stock
and
Stock-based Awards
Under the 2011 Stock Incentive Plan
This prospectus relates to the grant by us of stock options, stock appreciation rights, restricted stock, performance shares or other stock-based awards and, in the case of stock options granted by us, the offer and sale of our common stock, par value $0.01 per share, upon exercise of such options, to our eligible employees and consultants, as well as eligible employees and consultants of our affiliates, including Preferred Apartment Advisors, LLC, Preferred Residential Management, LLC, Preferred Campus Management, LLC, Preferred Capital Securities, LLC and NMP Advisors, LLC, under our 2011 Stock Incentive Plan. See "Appendix A – Description of Our 2011 Stock Incentive Plan."
Our common stock is listed on the NYSE under the symbol "APTS." On December 29, 2016, the last reported sale price of our common stock on the NYSE was $14.71 per share.
To assist us in qualifying and maintaining our qualification as a real estate investment trust for U.S. federal income tax purposes, or REIT, among other purposes, we impose certain restrictions on the ownership and transfer of our capital stock. You should read the information under the section entitled "Description of Capital Stock - Restrictions on Ownership and Transfer" in the accompanying base prospectus for a description of these restrictions.
Investing in our common stock involves risks. See "Risk Factors" beginning on page 5 of the accompanying base prospectus and the risks disclosed in our periodic reports incorporated by reference in this prospectus and the accompanying base prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated December 30, 2016

TABLE OF CONTENTS
Prospectus Supplement
Page
ABOUT THIS PROSPECTUS    S-ii
MARKET AND INDUSTRY DATA AND FORECASTS    S-iii
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS    S-iii
PROSPECTUS SUMMARY    S-1
OUR COMPANY    S-1
THE OFFERING    S-2
USE OF PROCEEDS    S-3
PLAN OF DISTRIBUTION    S-8
LEGAL MATTERS    S-9
EXPERTS    S-9
WHERE YOU CAN FIND MORE INFORMATION ABOUT PREFERRED APARTMENT COMMUNITIES    S-12
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE    S-12
APPENDIX A -- DESCRIPTION OF OUR 2011 STOCK INCENTIVE PLAN    S-14

Base Prospectus
ABOUT THIS PROSPECTUS    1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS    2
PREFERRED APARTMENT COMMMUNITIES, INC.    4
RISK FACTORS    5
USE OF PROCEEDS    6
RATIO OF EARNINGS TO FIXED CHARGES AND TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS    7
DESCRIPTION OF THE SECURITIES WE MAY OFFER    9
DESCRIPTION OF CAPITAL STOCK    9
DESCRIPTION OF DEPOSITARY SHARES    23
DESCRIPTION OF DEBT SECURITIES    24
DESCRIPTION OF WARRANTS    30
DESCRIPTION OF UNITS    31
BOOK ENTRY PROCEDURES AND SETTLEMENT    31
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS    32
PLAN OF DISTRIBUTION    54
LEGAL MATTERS    57
EXPERTS    57
WHERE YOU CAN FIND MORE INFORMATION ABOUT PREFERRED APARTMENT COMMUNITIES    58
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE    59
You should rely only on the information contained in or incorporated by reference into this prospectus , the accompanying base prospectus or any applicable free writing prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and the accompanying base prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any shares of common stock in any jurisdiction to or from any person to whom or for whom it is unlawful to make such offer or solicitation in such jurisdiction. The information in this prospectus, the accompanying base prospectus and any applicable free writing prospectus (including the documents incorporated by reference herein or therein) is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS
This document consists of two parts. The first part consists of this prospectus, which provides specific information about the shares of common stock and stock-based awards that we are selling and granting under our 2011 Stock Incentive Plan and other matters related to us. The second part, the accompanying base prospectus, dated July 18, 2016, provides you with a general description of securities we may offer from time to time, some of which may not apply to this offering or our common stock. Both this prospectus and the accompanying base prospectus include important information about us, our common stock and other information you should know before investing. This prospectus also adds, updates and changes information contained in, or incorporated by reference into, the accompanying base prospectus.

We encourage you to carefully read both this prospectus and the accompanying base prospectus as well as additional information described under "Where You Can Find More Information About Preferred Apartment Communities" in this prospectus before investing in our common stock. If the information in this prospectus is inconsistent with any information contained in, or incorporated by reference into, the accompanying base prospectus, the information in this prospectus shall apply and shall supersede the inconsistent information contained in, or incorporated by reference into, the accompanying base prospectus.

Unless otherwise indicated or the context requires otherwise, in this prospectus and the accompanying base prospectus, references to "the Company," "we," "us" and "our" mean Preferred Apartment Communities, Inc. and its consolidated subsidiaries, including, without limitation, Preferred Apartment Communities Operating Partnership, L.P., a Delaware limited partnership of which we are the sole general partner, or our Operating Partnership. "Our manager" refers to Preferred Apartment Advisors, LLC, a Delaware limited liability company, which is our external manager and advisor and a related party. References to securities, including the shares of common stock offered pursuant to this prospectus, mean the securities of Preferred Apartment Communities, Inc., excluding its subsidiaries.

You should not consider any information in this prospectus or the accompanying base prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for investments, legal, tax, business, financial and related advice regarding the purchase of our shares of common stock. We are not making any representation to you regarding the legality of an investment in our shares of common stock by you under applicable investment or similar laws.

S-ii

MARKET AND INDUSTRY DATA AND FORECASTS
In this prospectus and the documents incorporated by reference into this prospectus, we present certain economic and industry data and forecasts derived from cited third party sources, which data and forecasts are publicly available for free or upon payment as part of a subscription service. None of such data and forecasts was prepared specifically for us. No third party source that has prepared such information has reviewed or passed upon our use of the information in this prospectus or the documents incorporated by reference into this prospectus, and no third party source is quoted or summarized in this prospectus or the documents incorporated by reference into this prospectus as an expert. All statements contained in this prospectus or the documents incorporated by reference into this prospectus in connection with or related to such data and forecasts are attributed to us, and not to any such third party source or any other person.
CAUTIONARY STATEMENT
REGARDING FORWARD-LOOKING STATEMENTS
Statements made in this prospectus and the information incorporated by reference into this prospectus that are not historical factual statements are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act; Section 27A of the Securities Act of 1933, as amended, or the Securities Act; and pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "goals," "guidance," "trends," "intend," "should," "could," "may" or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:
•     our business and investment strategy;
•     our projected operating results;

•	actions and initiatives of the U.S. Government and changes to U.S. Government policies and the execution and impact of these actions, initiatives and policies;
•     the state of the U.S. economy generally or in specific geographic areas;
•     economic trends and economic recoveries;

•	our ability to obtain and maintain financing arrangements, including through the Federal National Mortgage Association, or Fannie Mae, and the Federal Home Loan Mortgage Corporation, or Freddie Mac;
•     financing and advance rates for our target assets;
•     our expected leverage;
•     changes in the values of our assets;
•     our expected portfolio of assets;
•     our expected investments;
•     interest rate mismatches between our target assets and our borrowings used to fund such investments;
•     changes in interest rates and the market value of our target assets;
•     changes in prepayment rates on our target assets;
•     effects of hedging instruments on our target assets;
•     rates of default or decreased recovery rates on our target assets;
•     the degree to which our hedging strategies may or may not protect us from interest rate volatility;
•     impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

•	our ability to maintain our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes;
•     our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended;
•     availability of investment opportunities in mortgage-related and real estate-related investments and securities;
•     availability of qualified personnel;
•     estimates relating to our ability to make distributions to our stockholders in the future;

S-iii

•     our understanding of our competition;
•     market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy;

•	weakness in the national, regional and local economies, which could adversely impact consumer spending and retail sales and in turn tenant demand for space and could lead to increased store closings;

•	changes in market rental rates;

•	changes in demographics (including the number of households and average household income) surrounding our shopping centers;

•	adverse financial conditions for grocery anchors and other retail, service, medical or restaurant tenants;

•	continued consolidation in the retail and grocery sector;

•	excess amount of retail space in our markets;

•	reduction in the demand by tenants to occupy our shopping centers as a result of reduced consumer demand for certain retail formats;

•	the growth of online retailers and super-centers and warehouse club retailers, such as those operated by Wal-Mart and Costco, and their adverse effect on traditional grocery chains;

•	our ability to aggregate a critical mass of grocery-anchored shopping centers or to spin-off, sell or distribute them;

•	the impact of an increase in energy costs on consumers and its consequential effect on the number of shopping visits to our centers; and

•	consequences of any armed conflict involving, or terrorist attack against, the United States.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see "Risk Factors." If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise

S-iv

PROSPECTUS SUMMARY
This summary highlights selected information about us, but does not contain all the information that may be important to you. This prospectus and the accompanying base prospectus include specific terms of the offering and information about our business and financial data. You should read carefully this entire prospectus and the accompanying base prospectus, including the information incorporated by reference in this prospectus and the accompanying base prospectus before making an investment decision.

OUR COMPANY
We were formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities, and we may make real estate loans, provide deposit arrangements or provide performance assurances, as may be necessary or appropriate, in connection with the development of multifamily communities and other properties. As a secondary strategy, we may acquire or originate senior mortgage loans, subordinate loans or real estate loans secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest a lesser portion of our assets in other real estate related investments, including other income producing property types, senior mortgage loans, subordinate loans or real estate loans secured by interests in other property types, membership or partnership interests in other property types as determined by Preferred Apartment Advisors, LLC, a Delaware limited liability company, or our Manager, as appropriate for us. We have no employees of our own; our Manager provides all managerial and administrative personnel to us pursuant to the Sixth Amended and Restated Management Agreement, effective as of June 3, 2016, among the Company, Preferred Apartment Communities Operating Partnership, L.P., a Delaware limited partnership, or our Operating Partnership, and our Manager. As referred to herein, the Sixth Amended and Restated Management Agreement, as it has been or may be amended, is referred to as the Management Agreement. We have elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with the tax year ended December 31, 2011. Our Manager has not offered prior programs or REITs which disclosed in the offering materials a date or time period at which the program or REIT might be liquidated.

Our consolidated financial statements include the accounts of the Company and our Operating Partnership. We control our Operating Partnership through our sole general partnership interest in the Operating Partnership, and we conduct substantially all of our business through our Operating Partnership.

Our executive offices are located at 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327. Our telephone number is (770) 818-4100.

THE OFFERING
This prospectus relates to the grant by us of stock options, stock appreciation rights, restricted stock, performance shares or other stock-based awards and, in the case of stock options granted by us, the offer and sale of our common stock, par value $0.01 per share, upon exercise of such options, to our eligible employees and consultants, as well as eligible employees and consultants of our affiliates, including Preferred Apartment Advisors, LLC, Preferred Residential Management, LLC, Preferred Campus Management, LLC, Preferred Capital Securities, LLC and NMP Advisors, LLC, under our 2011 Stock Incentive Plan. See "Appendix A – Description of Our 2011 Stock Incentive Plan."

USE OF PROCEEDS
We will receive the exercise price of stock options granted under our 2011 Stock Incentive Plan if and when such options are exercised. We will not receive any proceeds if such options are exercised on a cashless basis. We currently have no specific plans for the use of the net proceeds received upon exercise of such options. We will not receive any cash proceeds for the grant of stock options, stock appreciation rights, restricted stock, performance shares or other stock-based awards under our 2011 Stock Incentive Plan. We intend to grant these stock-based awards to our eligible employees and consultants, as well as eligible employees and consultants of our affiliates, including Preferred Apartment Advisors, LLC, Preferred Residential Management, LLC, Preferred Campus Management, LLC, Preferred Capital Securities, LLC and NMP Advisors, LLC, for their services as employees and consultants to us.

PLAN OF DISTRIBUTION
Our 2011 Stock Incentive Plan permits us to issue shares of our common stock to our eligible employees and consultants, as well as eligible employees and consultants of our affiliates, including Preferred Apartment Advisors, LLC, Preferred Residential Management, LLC, Preferred Campus Management, LLC, Preferred Capital Securities, LLC and NMP Advisors, LLC. Shares are issuable by means of stock options, stock appreciation rights, restricted stock, performance shares or other stock-based awards. See "Appendix A – Description of Our 2011 Stock Incentive Plan."

LEGAL MATTERS
Certain legal matters regarding the validity of the securities offered hereby and certain matters of Maryland Law have been passed upon for us by Venable LLP. Certain U.S. federal income tax matters have been passed upon by Proskauer Rose LLP, which relies on the opinion of Venable LLP as to all matters of Maryland law.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Preferred Apartment Communities, Inc. for the year ended December 31, 2015 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined statement of revenue and certain expenses for the years ended December 31, 2012, 2011, and 2010 of Lake Cameron, McNeil Ranch and Ashford Park included on page F-2 of Preferred Apartment Communities, Inc.’s Current Report on Form 8-K/A dated January 17, 2013 and filed with the SEC on April 3, 2013 has been audited by PricewaterhouseCoopers LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement) incorporated herein by reference, and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined statement of revenue and certain expenses for the period of March 12, 2012 to December 31, 2012 of Trail Creek Apartments II included on page F-2 of Preferred Apartment Communities, Inc.’s Current Report on Form 8-K/A dated June 14, 2013 and filed with the SEC on July 12, 2013 has been audited by PricewaterhouseCoopers LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement) incorporated herein by reference, and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined statement of revenue and certain expenses for the year ended December 31, 2015 of the Village at Baldwin Park included on page F-2 of Preferred Apartment Communities, Inc.’s Current Report on Form 8-K dated July 15, 2016 and filed with the SEC on July 15, 2016 has been audited by PricewaterhouseCoopers LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement) incorporated herein by reference, and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined statements of revenues and certain expenses of the Estancia Dallas, LLC, Sandstone Overland Park, LLC, Stoneridge Nashville, LLC, and Vineyards Houston, LLC for the year ended December 31, 2013 incorporated in this prospectus by reference from Preferred Apartment Communities, Inc.’s Current Report on Form 8-K/A filed with the SEC on September 17, 2014 has been audited by CohnReznick LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement) incorporated herein by reference, and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined statement of revenue and certain expenses of the Sunbelt Portfolio for the year ended December 31, 2013 incorporated in this prospectus by reference from Preferred Apartment Communities, Inc.’s Current Report on Form 8-K/A filed with the SEC on December 4, 2014 has been audited by Moore, Colson & Company, P.C., independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement) incorporated herein by reference, and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined statement of revenue and certain operating expenses of Avenues at Cypress and Avenues at Northpointe for the year ended December 31, 2014 incorporated in this prospectus by reference from Preferred Apartment Communities, Inc.’s Current Report on Form 8-K/A filed with the SEC on March 30, 2015 has been audited by CohnReznick LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement) incorporated herein by reference, and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined statement of revenue and certain expenses for the year ended December 31, 2014 of the Lenox Village Portfolio, which appears in the Current Report on Form 8-K/A of Preferred Apartment Communities, Inc. dated March 2, 2016 has been audited by Moore, Colson & Company, P.C., independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement) incorporated herein by reference, and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined statement of revenues and certain expenses for the year ended December 31, 2015 of the Southeast 6 Portfolio, which appears in the Current Report on Form 8-K of Preferred Apartment Communities, Inc. dated July 15, 2016 has been audited by KPMG LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statements) incorporated herein by reference, and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined statement of revenues and certain expenses for the year ended December 31, 2015 of Grandeville on Avalon Park, which appears in the Current Report on Form 8-K of Preferred Apartment Communities, Inc. dated July 15, 2016 has been audited by Insero & Co. CPAs, LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement) incorporated herein by reference, and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined statement of revenues and certain expenses of the Southeastern 7 Portfolio, a portfolio of seven grocery-anchored shopping centers, for the year ended December 31, 2015 incorporated in this prospectus by reference from Preferred Apartment Communities, Inc.’s Current Report on Form 8-K/A filed on October 24, 2016 has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph referring to the purpose of the statement), and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined statement of revenue and certain expenses for the year ended December 31, 2015 of Iris Crosstown Apartments, LLC and Newport Overton, LLC, both of which appear in the Current Report on Form 8-K of Preferred Apartment Communities, Inc. dated November 18, 2016 has been audited by Moore, Colson & Company, P.C., independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement) incorporated herein by reference, and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT PREFERRED APARTMENT COMMUNITIES
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act.
You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following address or telephone number:
3284 Northside Parkway NW, Suite 150
Atlanta, Georgia 30327
(770) 818-4100
Attn: Leonard A. Silverstein
Our website at www.pacapts.com contains additional information about us. The contents of the site are not incorporated by reference in, or otherwise a part of, this prospectus.
This prospectus is part of the registration statement and does not contain all the information included in the registration statement and all its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.
You may read and copy our registration statement and all its exhibits and schedules which we have filed with the SEC, at the Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. This material, as well as copies of all other documents filed with the SEC, may be obtained from the Public Reference Section of the SEC, 100 F. Street, N.E., Washington D.C. 20549 upon payment of the fee prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 or e-mailing the SEC at publicinfo@sec.gov. The SEC maintains a web site that contains reports, proxy statements, information statements and other information regarding registrants that file electronically with the SEC, including us. The address of this website is http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We are incorporating certain information about us that we have filed with the SEC by reference in this prospectus, which means that we are disclosing important information to you by referring you to those documents. We are also incorporating by reference in this prospectus information that we file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede the information we have included in or incorporated into this prospectus.
We incorporate by reference the following documents we have filed, or may file, with the SEC:

•	Our Annual Report on Form 10-K for the period ended December 31, 2015 filed with the SEC on March 14, 2016;

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2016 filed with the SEC on May 9, 2016;

•	Our Quarterly Report on Form 10-Q for the period ended June 30, 2016 filed with the SEC on August 9, 2016;

7

•	Our Quarterly Report on Form 10-Q for the period ended September 30, 2016 filed with the SEC on November 7, 2016;

•
Our Current Reports on Form 8-K and amendments thereto on Form 8-K/A, as applicable, filed with the SEC on April 3, 2013, April 4, 2013, July 12, 2013, September 17, 2014, December 4, 2014, January 2, 2015, March 30, 2015, March 2, 2016, May 5, 2016, May 25, 2016, June 6, 2016, July 15, 2016, July 15, 2016, July 18, 2016, August 9, 2016, August 10, 2016, October 5, 2016, October 24, 2016, November 1, 2016, November 18, 2016, December 8, 2016 and December 16, 2016;

•	The description of capital stock contained in our Form 8-A, filed December 3, 2010, including any amendments or reports filed for the purpose of updating the description; and

•	All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and before termination of this offering.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed "filed" with the SEC, including our compensation committee report and performance graph (included in any proxy statement) or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
The section entitled "Where You Can Find More Information About Preferred Apartment Communities" above describes how you can obtain or access any documents or information that we have incorporated by reference herein. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.
Upon written or oral request, we will provide, free of charge, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that are incorporated by reference into this prospectus. Such written or oral requests should be made to:
Leonard A. Silverstein
3284 Northside Parkway NW, Suite 150
Atlanta, Georgia 30327
Telephone Number: (770) 818-4100
In addition, such reports and documents may be found on our website at www.pacapts.com.

APPENDIX A

PREFERRED APARTMENT COMMUNITIES, INC.
2011 STOCK INCENTIVE PLAN

TABLE OF CONTENTS
Page
INFORMATION REGARDING THE PLAN    2
Introduction    2
General    4
Stock Options    5
Stock Appreciation Rights    7
Restricted Stock    8
Performance Shares    10
Other Stock-Based Awards    10
Death, Disability, Retirement and Other Terminations of Service    11
Detrimental Activity    13
Change in Control/Acquisition Event    14
Transferability of Stock Options, Other Awards and Acquired Shares    15
Administration    16
Miscellaneous    17
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES    18
EFFECTIVE DATE OF PLAN    23
TERM OF PLAN    23
RESTRICTIONS ON RESALE OF COMMON STOCK    23

A-i

INFORMATION REGARDING THE PLAN
Introduction
Purpose. The purpose of the Preferred Apartment Communities, Inc. 2011 Stock Incentive Plan (as amended, the "Plan") is to enhance the profitability and value of Preferred Apartment Communities, Inc. (the "Company") for the benefit of its stockholders by enabling the Company to offer eligible employees, consultants and non-employee directors stock-based incentives to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.
Administration. The Plan is administered by a committee or subcommittee (the "Committee") of the Board of Directors of the Company (the "Board"), appointed from time to time by the Board. The Compensation Committee of the Board currently functions as the Committee. Under the Plan, the Committee has full authority (subject to the provisions of the Plan) to grant employees of and consultants to the Company and its affiliates and non-employee directors of the Company a variety of awards, including awards based on the value of shares of the Company’s common stock, par value $0.01 per share (the "Common Stock"). Common Stock may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both.
Types of Awards. The following awards may be granted under the Plan:

•
options to buy shares of Common Stock ("Stock Options"), which may be either incentive stock options ("Incentive Stock Options") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or Stock Options that are not intended to qualify as Incentive Stock Options ("Non-Qualified Stock Options");

•	stock appreciation rights ("SARs") (including tandem, non-tandem and limited SARs);

•	restricted stock ("Restricted Stock");

•	performance shares denominated in Common Stock ("Performance Shares"); and

•	other stock-based awards ("Other Stock-Based Awards").
Generally, the types of awards available under the Plan may be granted either alone or in any combination with all other types of awards under the Plan.
Maximum Aggregate Share Limit. A maximum of 2,617,500 shares of Common Stock may be issued or used for reference purposes or with respect to which awards may be granted under the Plan (subject to possible adjustment to reflect certain events as described in Question 53). If any Stock Option, SAR or Other Stock-Based Award granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any such unexercised award will again be available for awards under the Plan. If any shares of Restricted Stock, Performance Shares or Other Stock-Based Awards, which are denominated in shares of Common Stock, granted under the Plan are forfeited for any reason, the number of forfeited shares of Common Stock will again be available for purposes of awards under the Plan. If a tandem SAR or a limited SAR is granted in tandem with a Stock Option, such grant will only apply once against the maximum number of shares of Common Stock which may be issued under the Plan. Any share of Common Stock that again becomes available for grant will be added back as one share of Common Stock to the maximum aggregate limit.
Maximum Individual Limits. The maximum number of shares of Common Stock subject to any award of Stock Options, SARs or Restricted Stock for which the grant of such award or the lapse of the relevant restriction period is subject to the attainment of performance goals (as described in the Plan) which may be granted under the Plan during any fiscal year to any employee or consultant is 100,000 shares per type of award and 250,000 shares for all types of awards with respect to any fiscal year. The maximum number of shares of Common Stock subject to any award of Stock Options (other than Incentive Stock Options), SARs or Other Stock-Based Awards which may be granted under the Plan during any fiscal year to any non-employee director is 75,000 shares per type of award and 75,000 shares for all types of awards with respect to any fiscal year. There is no annual limit with respect to non-performance-based Restricted Stock.
The maximum value at grant of Performance Shares denominated in dollars for any performance period which may be granted under the Plan with respect to any fiscal year to any employee or consultant is $500,000. Each Performance Share will be referenced to one share of Common Stock and will be charged against the shares of Common Stock available under the Plan at the time the unit value measurement is converted to a referenced number of shares of Common Stock.
The foregoing individual participant limits are cumulative; that is, to the extent that shares of Common Stock for which awards are permitted to be granted during a fiscal year are not covered by an award in a fiscal year, the number of shares of Common Stock available for awards to the employee or consultant will automatically increase in subsequent fiscal years during the term of the Plan until used.
Adjustments. The share limitations set forth above are subject to possible adjustment to reflect certain corporate transactions (see Question 53).
Qualified plan/ ERISA status. The Plan is not (nor is it intended to be) qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.
Taxes. Participants will be required to pay all taxes resulting from their participation in the Plan, including as a result of exercising a Stock Option or SAR or purchasing, selling or otherwise disposing of shares of Common Stock, receiving any dividends thereon or receiving an award under the Plan (see Question 54). For certain information with respect to the United States federal income tax consequences of participating in the Plan see the discussion below under the heading "United States Federal Income Tax Consequences."
Reports. The Company does not intend to send reports on a regular basis to participants as to the amount and status of their accounts.
*    *    *
The questions and answers that follow provide certain additional information about the Plan and only summarize certain aspects of the Plan. In the case of any inconsistency between this summary and the Plan document, the terms of the official Plan document will govern. Participants in the Plan are urged to read the full text of the Plan, which may be obtained as described under the section titled "Available Information."
General

1.	Who is eligible to receive awards under the Plan?
All employees and prospective employees of, and consultants and prospective consultants to, the Company and certain of its affiliates, including Preferred Apartment Advisors, LLC (collectively defined in the Plan as "Affiliates") and non-employee directors of the Company are eligible to receive Non-Qualified Stock Options, SARs, Restricted Stock, Performance Shares, and Other Stock-Based Awards under the Plan as determined by the Committee.
All employees (and not consultants and non-employee directors) of the Company and its Subsidiaries and its Parent (as each term is defined pursuant to Section 424 of the Code), are eligible to be granted Incentive Stock Options under the Plan. Employees of Affiliates that are not a Subsidiary or Parent of the Company are not eligible to receive Incentive Stock Options, in accordance with applicable law.
The Committee designates the individuals to whom awards will be made, the times at which awards will be granted, the number of shares to be granted and other applicable terms and conditions.

2.	If I receive an award, am I entitled to receive the same award that other participants receive or additional awards in the future?
Awards to participants are determined by the Committee in its sole discretion and may not be the same for each participant. The fact that an individual receives an award does not mean that he or she will receive the same or any awards in the future.

3.	How will I know the terms and conditions of my award?
The terms and conditions of your award will be contained in an agreement that evidences your grant of an award under the Plan.

4.	How is the Fair Market Value of the Common Stock determined for purposes of the Plan?
Generally, the "Fair Market Value" of the Common Stock as of any date is, for purposes of the Plan (unless otherwise required by the Code), the last sales price for the Common Stock on the applicable date as reported on the New York Stock Exchange (the "NYSE") or other principal national securities exchange or quotation system on which the Common Stock is then traded, reported, or quoted. Currently, the Common Stock is listed on the NYSE under the symbol "APTS."
For purposes of the grant of any award, the applicable date is the trading day on which the award is granted, or, if such date is not a trading day, the trading day immediately prior to the date on which the award is granted. For purposes of the exercise of any award the applicable date is the date a notice of exercise is received by the Company or, if not a day on which the applicable market is open, the next day that it is open.

Stock Options

5.	What is a Stock Option?
A Stock Option is a right to purchase a specific number of shares of Common Stock under set terms and at a set price (commonly referred to as the "exercise price"). The actual purchase of shares pursuant to a Stock Option is called the "exercise" of that Stock Option. As previously discussed, a Stock Option can be either an Incentive Stock Option or a Non-Qualified Stock Option.

6.	What is the difference between Incentive Stock Options and Non-Qualified Stock Options?
Incentive Stock Options (commonly referred to as ISOs) are Stock Options that are subject to certain technical requirements and that qualify for special federal income tax treatment pursuant to Section 422 of the Code. Stock Options that do not qualify under Section 422 of the Code are referred to as Non-Qualified Stock Options.
Your Stock Option agreement will indicate whether your Stock Options have been designated as Incentive Stock Options. Even if your Stock Options are designated as Incentive Stock Options, you will receive the favorable tax treatment only if you comply with, and the Incentive Stock Option meets, all applicable statutory requirements. If a Stock Option or any portion of it does not qualify as an Incentive Stock Option, the Stock Option or the portion of it that does not qualify will be treated as a Non-Qualified Stock Option.
The Company is under no obligation to grant you Stock Options in the form of an Incentive Stock Option or Non-Qualified Stock Option.
Certain federal income tax consequences applicable to Incentive Stock Options (including the statutory requirements) and Non-Qualified Stock Options are discussed below under the heading "United States Federal Income Tax Consequences."

7.	What is the exercise price for shares subject to a Stock Option?
The Committee determines the exercise price per share of Common Stock covered by each Stock Option at the time of grant, but the per share exercise price of a Stock Option will not be less than 100% of the Fair Market Value of the Common Stock at the time of grant (the "Grant Date"). If, however, an Incentive Stock Option is granted to a ten percent stockholder (that is, an employee owning Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its subsidiaries and its parent, referred to as a "10% stockholder"), the exercise price may not be less than 110% of the Fair Market Value of the share of Common Stock on the Grant Date. The exercise price will be specified in your Stock Option agreement.
In general, the exercise price under each Stock Option will remain constant during the life of the Stock Option, regardless of changes in the market value of the Common Stock. However, the exercise price is subject to possible adjustment to reflect certain corporate events as described in Question 53.

8.	What is the term of my Stock Options?

The Committee fixes the term of each Stock Option, which is specified in your Stock Option Agreement. No Stock Option will be exercisable more than 10 years after the Grant Date. The term of an Incentive Stock Option granted to a 10% stockholder will not exceed 5 years.

9.	When can I exercise my Stock Options?
Stock Options are exercisable at the times and subject to such terms determined by the Committee at grant, as set forth in the Stock Option agreement. Stock Options may not be exercised after the expiration of their term (see Question 8) and, if vested and exercisable, may only be exercised for limited periods following certain events such as your death, disability, retirement or certain other terminations of your employment, consultancy or directorship (see Questions 35 through 42). In general, unless otherwise provided in your Stock Option agreement or any written employment agreement to which you are a party, Stock Options will become fully vested and exercisable upon the occurrence of a Change in Control of the Company (see Questions 46 and 47).

10.	How may I exercise my Stock Options?
You may exercise your vested Stock Options (in whole or in part) by giving written notice of exercise (in a form acceptable to the Company) to the Company specifying the number of shares of Common Stock you wish to purchase, accompanied by payment in full of the appropriate exercise price. The date of exercise will be deemed to be the date upon which the Company receives the notification and payment of the exercise price in full. You may be subject to tax withholding upon exercise (see Question 54).

11.	How do I pay for the shares when I exercise the Stock Option?
Notice of exercise must be accompanied by payment in full of the exercise price as follows:

•	in cash or by check, bank draft or money order payable to the order of the Company;

•
solely to the extent permitted by law, if the Common Stock is traded on the NYSE or a national securities exchange or quoted on a quotation system, and the Committee authorizes, through a "cashless exercise" procedure whereby you deliver irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or

•	on such other terms and conditions as may be acceptable to the Committee.
No shares of Common Stock will be issued until payment has been made or provided for.
Certain restrictions may apply if you are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
Stock Appreciation Rights

12.	What is a SAR?
A SAR is an award that gives you a right to receive the appreciation in value of the Common Stock (in Common Stock and/or cash as determined by the Committee) between the date the SAR is granted and the date it is exercised. A SAR may be awarded in the form of a tandem SAR or non-tandem SAR. The Committee may grant tandem and non-tandem SARs either as general or limited SARs. Limited SARs may be exercised only upon the occurrence of a Change in Control or such other events designated by the Committee.

13.	What is the difference between a Tandem SAR and a Non-Tandem SAR?
A SAR may be granted in conjunction with all or part of any Stock Option granted under the Plan (a "Tandem SAR") or without regard to any Stock Option or other award (a "Non-Tandem SAR").
A Tandem SAR is a right to surrender to the Company all (or a portion) of a Stock Option in exchange for a number of shares of Common Stock and/or cash as determined by the Committee equal in value to the difference between (i) the Fair Market Value of the Common Stock on the date such Stock Option (or such portion thereof) is surrendered and (ii) the aggregate exercise price of such Stock Option (or portion thereof).
A Non-Tandem SAR is a right to receive a number of shares of Common Stock and/or cash as determined by the Committee equal in value to the difference between (x) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (y) the aggregate exercise price of such right. The Committee determines the price per share of Common Stock covered by each Non-Tandem Stock Appreciation Right at the time of grant, which may not be less than 100% of the Fair Market Value of the share of Common Stock on the Grant Date.
The amount of this appreciation in value is sometimes informally referred to as the "spread." An exercise of a SAR is similar in effect to an exercise of a Stock Option for the same number of shares of Common Stock and, if cash settled, followed by the immediate sale of the acquired shares. In each case, the holder has realized value equal to the spread, but in the case of the SAR, the holder need not first make any payments, as he or she generally must do to exercise a Stock Option.

14.	What is the term of a Tandem SAR and a Non-Tandem SAR?
A Tandem SAR terminates and is no longer exercisable upon the termination or the exercise of the Stock Option granted in conjunction with the SAR.
The term of each Non-Tandem SAR will be fixed by the Committee, but, in any event, no Non-Tandem SAR will be exercisable more than 10 years after the Grant Date.

15.	When can I exercise my SARs?
Tandem SARs may be exercised only at the times and to the extent that the Stock Options to which they relate are exercisable, as set forth in the award agreement. The Committee determines at grant when Non-Tandem SARs are exercisable. The Committee may provide that a SAR will become exercisable in certain situations in a manner similar to Stock Options.

16.	How may I exercise my SARs?
You may exercise a Tandem SAR by surrendering the applicable portion of the related Stock Option. If you have exercised a Tandem SAR, the related Stock Options that have been surrendered (in whole or in part) are no longer exercisable to the extent the related Tandem SAR was exercised. You may exercise a Non-Tandem SAR (in whole or in part), subject to any applicable installment exercise and waiting period restrictions, during the SAR’s term by giving written notice of exercise to the Company. In all cases, you must specify the number of SARs to be exercised. You may be subject to tax withholding upon exercise (see Question 54).

17.	What payment do I receive upon exercise of my SARs?
When you exercise a Tandem SAR, you will be entitled to receive up to, but no more than, an amount in cash or shares of Common Stock (as determined by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock covered by such Stock Option over the exercise price per share of such Stock Option granted in conjunction with the SAR, multiplied by the number of shares in respect of which the Tandem SAR has been exercised.
When you exercise a Non-Tandem SAR you will be entitled to receive, for each Non-Tandem SAR exercised, up to, but no more than, an amount in cash or shares of Common Stock (as determined by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date the SAR is exercised over the Fair Market Value of one share of Common Stock on the Grant Date.
Restricted Stock

18.	What is Restricted Stock?
Restricted Stock is Common Stock that is subject to forfeiture if your employment, consultancy or directorship terminates before a specified date, if goals for a specified period are not attained, or upon such other factors or goals as the Committee may determine.

19.	When must I accept an award of Restricted Stock?
If you wish to accept your award of Restricted Stock, you must do so within 60 days (or such other period as the Committee may specify) after the Grant Date, by executing a Restricted Stock agreement and paying whatever price (if any) designated by the Committee.

20.	What is the purchase price for shares of Restricted Stock?
The purchase price of shares of Restricted Stock will be fixed by the Committee. The purchase price may be zero to the extent permitted by applicable law, and to the extent not so permitted, may not be less than the par value per share.

21.	What are the restrictions on awards of Restricted Stock?
As noted above, the Committee determines the restrictions that apply to the Restricted Stock, including whether Restricted Stock will be forfeited if certain employment, consultancy or directorship obligations, goals, factors or other goals are not attained. The Committee also determines the vesting schedule, rights to acceleration and all other terms and conditions of the award. The period during which the Restricted Stock is subject to a risk of forfeiture is referred to as the "Restriction Period."
In addition, the Committee may require that any stock certificates evidencing shares of Restricted Stock be held in custody by the Company until the restrictions thereon lapse, and that you, as a condition to the grant of Restricted Stock, deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by the award. Rather than stock certificates, the Committee may elect to use another system, such as the book entry method to reflect stock ownership.

22.	Are shares of Restricted Stock subject to a vesting schedule?
Yes. Your Restricted Stock award agreement will set forth a vesting schedule and any events which would accelerate vesting of your shares of Restricted Stock. The Committee may accelerate the vesting of all or any part of your Restricted Stock in its sole discretion.

23.	Can a grant of Restricted Stock or the lapse of restrictions be based on the attainment of performance goals?
Yes. If the grant of shares or the lapse of restrictions on such shares is based on the attainment of certain performance goals (as described in the Plan), the Committee will establish the applicable performance goals and vesting schedule of your Restricted Stock in writing prior to the beginning of the applicable performance period or at a later date while the outcome of the performance goals is substantially uncertain.

24.	Do I have the rights that stockholders have such as the right to receive dividends or vote with regard to my shares of Restricted Stock?
Except as otherwise set forth in your Restricted Stock award agreement, you will possess all rights of ownership of shares of Common Stock during the Restriction Period including, without limitation, the right to receive any dividends with respect to such shares, the right to vote such shares and, subject to and conditioned upon the full vesting of such shares, the right to tender such shares. The Committee may determine at the time of grant that the payment of dividends will be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.

25.	What happens when the restrictions on my Restricted Stock lapse?
If and when the Restriction Period expires and your Restricted Stock has not been previously forfeited, the certificates (if any) for your shares of Restricted Stock will be delivered to you, and all restrictive legends on the applicable stock certificates will be removed at the time of delivery, except as otherwise required by applicable law, or other limitations imposed by the Committee.
Performance Shares

26.	What are Performance Shares?
A Performance Share is the right to receive Common Stock, or, as determined by the Committee, the cash equivalent of such shares, based upon the attainment of objective performance goals (as described in the Plan) at the end of a specified performance period. The Committee will determine the persons to whom, and the time or times at which, Performance Shares will be awarded, the number of Performance Shares to be awarded to any person, and all other conditions of the awards.

27.	What performance goals may my Performance Shares be subject to?

The Committee will establish the specified objective performance goals for the earning of Performance Shares based on a performance period applicable to you in writing prior to the beginning of the applicable performance period or at such later date while the outcome of the performance goals are substantially uncertain.

28.	Will I have the right to receive dividends with regard to my Performance Shares?
Unless otherwise determined by the Committee at the time of grant, you will not be entitled to receive amounts equal to any dividends declared during the performance period with respect to the number of shares of Common Stock covered by a Performance Share.

29.	When will I receive payments for my Performance Shares?
At the expiration of the applicable performance period, the Committee will determine and certify in writing the extent to which the performance goals have been achieved and the percentage of each Performance Share award that has been earned. Following the Committee’s determination, shares of Common Stock or, as determined by the Committee, the cash equivalent of such shares will be delivered to you, in an amount equal to your earned Performance Shares. However, the Committee may award an amount less than your earned Performance Shares and/or subject the payment of all or part of any Performance Share to certain additional conditions as it deems appropriate.
Other Stock-Based Awards

30.	May the Committee grant other types of awards to participants?
Yes. The Plan provides that the Committee may grant Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including, but not limited to:

•	shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions;

•	shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate;

•	performance units;

•	dividend equivalent units;

•	stock equivalent units;

•	restricted stock units; and

•	deferred stock units.

31.	What are the terms of the Other Stock-Based Awards?
The Committee has the authority to determine the terms and conditions of Other Stock-Based Awards, including to whom Other Stock-Based Awards may be granted, the time or times at which such awards will be made, the number of shares of Common Stock to be awarded pursuant to such awards and all other conditions of the awards. The Committee may also provide for the grant of Common Stock under such awards upon the completion of a specified performance period.
The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified performance goals or such other factors as the Committee may determine.

32.	Will I have the right to receive dividends with regard to my Other Stock-Based Awards?
Unless otherwise determined by the Committee at the time of award, you will not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by your Other Stock-Based Awards.

33.	When do my Other Stock-Based Awards vest?
Any Other Stock-Based Awards and any Common Stock covered by such awards will vest or be forfeited to the extent so provided in your award agreement, as determined by the Committee.

34.	What is the purchase price of Other Stock-Based Awards?
Common Stock issued on a bonus basis under an Other Stock-Based Award may be issued for no cash consideration. Common Stock purchased pursuant to a purchase right under an Other Stock-Based Award will be priced as determined by the Committee in its sole discretion.
Death, Disability, Retirement and Other Terminations of Service

35.	What happens to my Stock Options or SARs if I die, become disabled or Retire?
If you die, become disabled or Retire (as defined in Question 42), unless otherwise determined by the Committee at grant, or, if your rights are not reduced, thereafter, you may exercise your Stock Options and SARs, to the extent then vested and exercisable (or, in the case of your death, the legal representative of your estate may do so), at any time for a period of one year from the date of your termination, but in no event beyond the expiration of the stated term of your Stock Options and SARs. However, in the case of a termination due to Retirement, if you die within such exercise period, all of your unexercised Stock Options and SARs, to the extent exercisable at the time of your death, will remain exercisable for a period of one year from the date of your death, but in no event beyond the expiration of the stated term of your Stock Options and SARs.

36.	What happens to my Stock Options or SARs if my employment, consultancy or directorship ends because I am involuntarily terminated without "cause"?
If your employment, consultancy or directorship ends because you are involuntarily terminated by the Company without "cause" (as defined in Question 38), you may (unless otherwise determined by the Committee at grant, or, if your rights are not reduced, thereafter) exercise your Stock Options and SARs, to the extent then vested and exercisable, within a period of 90 days from the date of your termination, but in no event beyond the expiration of the stated term of such Stock Options or SARs.

37.	What happens to my Stock Options or SARs if my employment, consultancy or directorship ends because I voluntarily resign?

If your employment, consultancy or directorship ends because you voluntarily resign (other than as provided in Question 39), you may (unless otherwise determined by the Committee at grant, or, if your rights are not reduced, thereafter) exercise your Stock Options and SARs, to the extent then vested and exercisable, within a period of 30 days from the date of your termination, but in no event beyond the expiration of the stated term of such Stock Options or SARs.

38.	What is termination for "cause"?
Termination of employment or consultancy for "cause" means a termination due to your conviction of, or plea of guilty or nolo contendere to, a felony; your perpetration of an illegal act, dishonesty, or fraud that could cause significant economic injury to the Company; your insubordination, your refusal to perform your duties or responsibilities for any reason other than illness or incapacity or your materially unsatisfactory performance of your duties for the Company; your continuing willful and deliberate failure to perform your duties in any material respect (provided that the you are given notice and an opportunity to effectuate a cure for such failure as determined by the Committee); or your willful misconduct with regard to the Company that could have a material adverse effect on the Company. However, if you have an employment, change in control or similar agreement in effect with the Company or an Affiliate at the time of the relevant grant or award, that defines "cause" (or similar words), "cause" will be based on such agreement’s definition of cause (or similar words).
Termination of directorship for "cause" means termination due to your act or failure to act that constitutes cause for removal of a director under applicable Maryland law.

39.	What happens to my Stock Options or SARs if I am terminated for "cause" or if I voluntarily resign or retire after the occurrence of an event which would be grounds for my termination for "cause"?
Unless otherwise determined by the Committee at grant or, if your rights are not reduced, thereafter, if you are terminated for "cause" or voluntarily resign or retire after the occurrence of an event that would be grounds for your termination for "cause," any Stock Options or SARs (whether vested or unvested) you hold will immediately terminate and expire as of the date of such termination.

40.	What happens to my unvested Stock Options or SARs upon my termination of employment, consultancy or directorship?
Unless otherwise determined by the Committee at grant or, if your rights are not reduced, thereafter, Stock Options or SARs that are not vested as of the date of your termination for any reason will terminate and expire as of the date of your termination of employment, consultancy or directorship.

41.	What happens to my Restricted Stock, Performance Shares and Other Stock-Based Awards if my employment, consultancy or directorship is terminated?
If your employment, consultancy or directorship terminates for any reason, all of your Restricted Stock, Performance Shares and Other Stock-Based Awards will vest or be forfeited according to the terms and conditions of your award agreement, as determined by the Committee at grant, or in the case of Restricted Stock, thereafter.

42.	How is "Retirement" defined under the Plan?

For employees and consultants, the term "Retirement" means voluntary termination of employment or consultancy with the Company or an Affiliate at or after age 65 or such earlier date after age 55 as may be approved by the Committee in its sole discretion. Retirement will not include any involuntary termination by the Company for any reason with or without cause.
For non-employee directors, the term "Retirement" means the failure to stand for re-election or the failure to be re-elected on or after attainment of age 65 or, with the consent of the Board, before age 65 but after age 55.
Detrimental Activity

43.	What happens to my Stock Options or SARs if I engage in detrimental activity?
Unless otherwise determined by the Committee at the time of grant, if you engage in detrimental activity (as defined in the Plan) prior to any exercise of a Stock Option or SAR, all Stock Options or SARs you hold will terminate and expire, or if you engage in detrimental activity during the one year period commencing on the later of the date the Stock Option or SAR is exercised or the date of your termination of service, the Company will be entitled to recover from you at any time within one year after such exercise or termination, and you will pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter). Some examples of detrimental activity include disclosing confidential information about the Company, soliciting any employee of the Company to be employed by a competitor of the Company, engaging in a business that competes with the Company, disparaging the Company, material breach of any agreement with the Company, or any activity that results, or if known could reasonably be expected to result, in a termination for "cause."

44.	What happens to my Restricted Stock if I engage in detrimental activity?
Unless otherwise determined by the Committee at the time of grant, if you engage in detrimental activity prior to, or during the one year period after any vesting of Restricted Stock, the Committee may direct that all unvested Restricted Stock will be immediately forfeited and that you will pay over to the Company an amount equal to the Fair Market Value at the time of vesting of any Restricted Stock that had vested during the period referred to above.

45.	What happens to my Performance Shares and Other Stock-Based Awards if I engage in detrimental activity?
Unless otherwise determined by the Committee at the time of grant, if you engage in detrimental activity prior to, or during the one year period after the later of any vesting of Performance Shares or Other Stock-Based Awards or the date of your termination of service, the Committee may direct (at any time within one year thereafter) that all unvested Performance Shares or unvested portion of such Other Stock-Based Awards will be immediately forfeited and that you will pay over to the Company an amount equal to any gain you realized from any Performance Shares or Other Stock-Based Awards that vested during the period referred to above.
Change in Control/Acquisition Event

46.	What happens to my Awards if there is a Change in Control of the Company?

Unless otherwise provided by the Committee in an award, agreement or in a written agreement to which you are a party, if you are an employee, consultant or non-employee director, upon the occurrence of a Change in Control, any unvested portion of your award will automatically become fully vested and exercisable or, if applicable, all restrictions on the award will automatically lapse.

47.	When will a Change in Control occur?
A Change in Control of the Company will occur, if at all, upon certain changes in the ownership structure of the Company, as more fully described in the Plan. Except as otherwise provided by the Committee in an award agreement or in a written employment agreement, any unvested awards under the Plan shall vest in full upon a Change in Control. In addition, as determined by the Committee in its sole discretion, outstanding awards following a Change in Control shall generally be (a) continued, assumed, or have new rights substituted therefor pursuant to the terms of the Plan or (b) purchased for an amount of cash per share equal to the excess (if any) of the aggregate value of the shares covered by the awards (determined based on the highest price per share of Common Stock paid in connection with the Change in Control transaction) over the aggregate exercise price of the applicable outstanding awards; provided, that the Committee may in its sole discretion provide for cancellation of awards without payment if such highest Change in Control price is less than the fair market value of the awards on the date of grant. The Committee may provide for the accelerated vesting or lapse of restrictions in its discretion at grant or thereafter.

48.	What happens to my Stock Options or other awards if there is an Acquisition Event?
In the event of a merger or consolidation in which the Company is not the surviving entity, any transaction that results in the acquisition of substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company’s assets (collectively, an "Acquisition Event"), the Committee may terminate all of your outstanding and unexercised Stock Options, SARs or Other Stock-Based Awards that provides for participant elected exercise effective as of the date of the Acquisition Event, by delivering notice of termination to you at least 20 days prior to the Acquisition Event.
During the period commencing on the date on which such notice of termination is delivered to you and ending on the consummation of the Acquisition Event, you will have the right to exercise in full all of your Stock Options, SARs and Other Stock-Based Awards that provide for participant elected exercise that are then outstanding to the extent vested as of the date on which such notice of termination is delivered (or at the discretion of the Committee, without regard to any limitations on exercisability in your award agreement), but any such exercise will be contingent on the occurrence of the Acquisition Event. If the Acquisition Event does not take place within a specified period after you receive such notice for any reason whatsoever, the notice and your exercise pursuant to the notice will be null and void. In the event of an Acquisition Event, the Committee may terminate any Stock Option, SAR or Other Stock-Based Awards that provide for participant elected exercise for which the exercise price is equal to or exceeds the Fair Market Value without payment of consideration therefor.
If an Acquisition Event occurs but the Committee does not terminate your outstanding awards, see Questions 46 and 53.
Transferability of Stock Options, Other Awards and Acquired Shares

49.	Can I sell or otherwise dispose of awards or the shares I receive pursuant to awards under the Plan?
Awards of Stock Options and Non-Tandem SARs that you receive under the Plan are non-transferable other than by will or by the laws of descent and distribution, and will be exercisable, during your lifetime, only by you.
However, the Committee may determine at the time of grant or thereafter, that a Non-Qualified Stock Option that is otherwise not transferable is transferable to certain "family members" in whole or part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is transferred to a family member may not be subsequently transferred otherwise than by will or by the laws of descent and distribution and will remain subject to the terms of this Plan and the applicable award agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a transfer after the exercise of a Non-Qualified Stock Option will be subject to the terms of the Plan and the applicable award agreement.
Tandem SARs are transferable only when and to the extent the underlying Stock Option would be transferable under the Plan.
You will not be permitted to transfer shares of Restricted Stock during the Restriction Period commencing on the date of the award, as set forth your Restricted Stock award agreement.
Subject to the applicable provisions of your award agreement and the Plan, Performance Shares may not be transferred during the performance period.
Subject to the applicable provisions of your award agreement and the Plan, shares of Common Stock subject to Other Stock-Based Awards may not be transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.
While the grant of awards under the Plan to officers and directors of the Company who are subject to Section 16(b) of the Exchange Act are intended to be exempt from the short swing profit recovery provisions of the Exchange Act, the Securities and Exchange Commission ("SEC") rules in this area are complex, and you should consult with legal counsel prior to any exercise of any award or sale or your purchase of Common Stock on the market.
Directors and officers who may be deemed to be "affiliates" of the Company may resell shares of Common Stock acquired under the Plan only subject to certain restrictions imposed by the Securities Act of 1933, as amended (the "Securities Act") and, in certain circumstances, certain restrictions imposed by Rule 144 promulgated thereunder (see "Restrictions on Resale of Common Stock"). Any director or officer acquiring shares under the Plan should consult with legal counsel prior to selling any such shares.
Administration

50.	Who administers the Plan?
The Committee administers and interprets the terms of the Plan.

The Committee is a committee or subcommittee of the Board appointed from time to time by the Board, that will consist of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b‑3 under Section 16(b) of the Exchange Act ("Rule 16b‑3"), a "non-employee" director as defined in Rule 16b-3, to the extent required by Section 162(m) of the Code, an "outside director" as defined in Section 162(m) of the Code, and an "independent director" to the extent required by the rules of the the principal national securities exchange on which the Common Stock is listed (such rules currently being the NYSE Listed Company Manual). The Committee has authority to delegate all or a portion of its responsibilities under the Plan (to the extent permitted by applicable law and stock exchange rules). If for any reason the Committee does not satisfy the requirements of Rule 16b‑3, the validity of any awards, grants, interpretations or other actions of the Committee will not be affected.
Currently, the Compensation Committee of the Board functions as the Committee. Members of the Compensation Committee of the Board are appointed by the Board and serve on the Compensation Committee of the Board until the next annual meeting of stockholders at which directors are elected to the Board. However, members of the Compensation Committee may be removed at any time by action of the Board.
The Committee has the authority to administer the Plan in accordance with its terms and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan. The Committee has the authority to adopt, alter or repeal administrative rules, guidelines and practices governing the Plan. The Committee has the full authority to make grants under the Plan, to determine the persons to whom and the time or times at which awards will be granted and all terms and conditions relating to any award. The Committee administers the Plan but does not act as trustee. If no Committee exists which has the authority to administer the Plan, the functions of the Committee will be exercised by the Board. Requests for further information about the Committee may be made to:
Preferred Apartment Communities, Inc.
3284 Northside Parkway NW, Suite 150
Atlanta, Georgia 30327
Attn: General Counsel
Telephone: (770) 818-4100
All decisions, interpretations or other actions made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan will be within the absolute discretion of all and each of them, and will be final, binding and conclusive on the Company and all employees and participants and their respective heirs, executors, administrators, successors and assigns.
The Company pays for all expenses of administering the Plan.
Miscellaneous

51.	Can the Plan be amended or terminated without my consent?

The Board or the Committee may amend any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise. However, certain amendments may require approval by you and/or the Company’s stockholders, as required by applicable law or the Plan.

52.	What if there are other restrictions on my awards in my agreement with the Company?
This Prospectus is only a brief description of all the terms and conditions of the types of awards that the Committee may grant under the Plan. The specific terms and conditions for your awards that are actually made will be set forth in an agreement between you and the Company and, therefore, the terms and conditions of such agreement will govern your awards.

53.	What happens to my Stock Options or other awards if there is a change in the capital structure of the Company affecting the Common Stock?
In the event of any change in the capital structure of the Company by reason of any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares that may be issued under the Plan, any recapitalization, any merger, any consolidation, any spin off, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing, then the aggregate number and kind of shares that may be issued under the Plan, the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding award or under other awards granted under the Plan, the purchase price, and/or the individual participant limitations set forth under the Plan shall be appropriately adjusted. In addition, in the event of any change in the capital structure or the business of the Company other than those listed above, the Committee, in its sole discretion, may adjust any award or make such other adjustments to the Plan.
Any adjustment made as a result of the types of events described above shall be made consistent with the applicable event and in such manner as the Committee may, in its sole discretion, deem appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants under the Plan. The Committee’s adjustments will be final, binding and conclusive for all purposes of the Plan.
Fractional shares of Common Stock resulting from any adjustment to awards under the Plan will be aggregated until, and eliminated at, the time of exercise by rounding down for fractions below one-half and rounding up for fractions equal to or greater than one-half. There will be no cash settlements with respect to fractional shares eliminated by rounding.

54.	Will taxes be withheld from my award?
The Company has the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash under the Plan, you or any other person entitled to receive Common Stock or cash under the Plan to pay to the Company the amount of any taxes that the Company may be required to withhold. Upon the vesting of Restricted Stock (or other award that is taxable upon vesting), or upon your making an election under Section 83(b) of the Code with regard to Restricted Stock, you will be required to pay all required withholding to the Company (see "United States Federal Income Tax Consequences").

The Committee may permit you to satisfy such withholding obligation by reducing the number of shares of Common Stock otherwise deliverable to you under the Plan or by delivering shares of Common Stock already owned by you. Any fraction of a share of Common Stock required to satisfy such tax withholding must be paid in cash.
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following discussion of the principal U.S. federal income tax consequences of awards to employees, consultants, and non-employee directors under the Plan and the U.S. federal income, estate and gift tax consequences relating to the transfer of Non-Qualified Stock Options is based on statutory authority and judicial and administrative interpretations as of the date of this Prospectus, which are subject to change at any time (possibly with retroactive effect). This discussion does not address federal estate tax (other than as such tax applies to the transfer of Non-Qualified Stock Options), social security tax or foreign, state and local tax issues which may arise in connection with the Plan. Since these rules are technical and complex, the discussion below represents only a general summary. Accordingly, we urge you to consult with your personal tax advisor.
Certain U.S. Federal Income Tax Consequences
Stock Options
Non-Qualified Stock Options. You will recognize no taxable income at the time you are granted a Non-Qualified Stock Option.
On exercise of a Non-Qualified Stock Option (and provided the Common Stock issued is not Restricted Stock) the amount by which the Fair Market Value of the Common Stock on the date of exercise exceeds the exercise price will be taxable to you as ordinary income. Your subsequent disposition of shares acquired upon exercise of a Non-Qualified Stock Option will ordinarily result in a capital gain or loss. If the Common Stock received upon exercise of a Stock Option is Restricted Stock, the rules described below regarding Restricted Stock will apply.
If you are an officer or director of the Company or a beneficial owner of more than 10% of any class of registered equity securities of the Company, you should consult with your tax advisor as to whether, as a result of Section 16(b) of the Exchange Act and the rules and regulations thereunder, the timing of income recognition is deferred for any period following the exercise of a Non-Qualified Stock Option (the "Deferral Period"). If there is a Deferral Period, absent a written election (pursuant to Section 83(b) of the Code) filed with the Internal Revenue Service within 30 days after the date of transfer of the shares of Common Stock pursuant to the exercise of the Non-Qualified Stock Option to include in income, as of the transfer date, the excess (on such date) of the Fair Market Value of such shares over their exercise price, your recognition of income could, in certain instances, be deferred until the expiration of the Deferral Period.
The ordinary income recognized with respect to the transfer of shares upon the exercise of a Non-Qualified Stock Option under the Plan granted to an employee will be subject to both wage withholding and employment taxes.
The tax basis of Common Stock acquired on the exercise of a Non-Qualified Stock Option will be equal to the amount of any cash paid on exercise, plus the amount of ordinary income you recognized as a result of the receipt of such shares. The holding period for such shares for purposes of determining short or long-term capital gain will begin upon the exercise of the Stock Option (subject to special rules if a Deferral Period applies).
If you exercise a Non-Qualified Stock Option by delivering other shares of Common Stock previously owned by you, you will not recognize gain or loss with respect to the exchange of such shares, even if their then Fair Market Value is different from your tax basis. You, however, will be taxed as described above with respect to the exercise of the Non-Qualified Stock Option as if you had paid the exercise price in cash, and the Company generally will be entitled to an equivalent tax deduction. So long as you receive a separate identifiable stock certificate therefor, the tax basis and the holding period for that number of shares of Common Stock received on such exercise that is equal to the number of shares surrendered on such exercise will be equal to the tax basis and include the holding period of those shares surrendered. Your tax basis and holding period for the additional shares received on exercise of the Stock Option paid for, in whole or in part, with shares of Common Stock will be the same as if you had exercised the Stock Option solely for cash.
The Company generally will be entitled, subject to the possible application of Sections 162(m) and 280G of the Code (as discussed below), to a deduction in connection with your exercise of a Non-Qualified Stock Option in an amount equal to the income you recognize.
Incentive Stock Options. In general, neither the grant nor the exercise of an Incentive Stock Option will result in taxable income to you (except possible alternative minimum tax upon an exercise) or a deduction to the Company. The aggregate Fair Market Value of Common Stock (determined at the Grant Date) with respect to which Incentive Stock Options can be exercisable for the first time by you during any calendar year cannot exceed $100,000. Any excess will be treated as a Non-Qualified Stock Option. If: (i) you make no disposition of the shares acquired pursuant to an Incentive Stock Option within 2 years from the Grant Date or within one year from the exercise of the Stock Option; and (ii) at all times during the period beginning on the Grant Date of the Stock Option and ending on the day 3 months (or one year if you are disabled) before the date of such exercise, you were an employee of either the Company or its Subsidiaries or its Parent, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.
If you dispose of the shares before the later of such dates or were not employed by the Company or its Subsidiaries or its Parent during the entire applicable period, your Incentive Stock Option will be treated as a Non-Qualified Stock Option for income tax purposes and you will have ordinary income equal to the lesser of (i) the difference between the exercise price of the shares and the Fair Market Value of the shares on the date of exercise (or, with respect to officers and directors, the date that the disposition of such shares would not create liability under Section 16(b) of the Exchange Act) and (ii) the difference between the exercise price of the shares and the amount realized on the disposition. Any gain or loss realized in excess of the amount of ordinary income recognized or the loss, if any, will be treated as a capital gain or loss. The Company will be entitled to a corresponding tax deduction, subject to the application of Sections 162(m) and 280G of the Code.
Stock Appreciation Rights
The grant of a SAR will produce no U.S. federal tax consequences for you or the Company. The exercise of a SAR results in taxable income to you equal to the difference between the exercise price of the SAR and the Fair Market Value of the Common Stock on the date of exercise, and a corresponding tax deduction to the Company, subject to the application of Sections 162(m) and 280G of the Code.
The ordinary income recognized with respect to the exercise of a SAR under the Plan granted to an employee will be subject to both wage withholding and employment taxes.
Restricted Stock
If you are awarded Restricted Stock, you may elect under Section 83(b) of the Code to include in ordinary income, as compensation at the time Restricted Stock is first issued, the excess of the Fair Market Value of such shares at the time of issuance over the amount you paid, if any, for such shares. If you make the Section 83(b) election, you will not recognize any additional income when the shares vest, and your holding period for long-term capital gain purposes will begin on the date of grant. Any appreciation in the value of the Restricted Stock on or after the date of grant is not taxed as compensation income, but, instead is taxed as a capital gain when the Restricted Stock is sold or transferred.
Unless a Section 83(b) election is timely made (no later than the expiration of the 30 day period following the time of issuance), no taxable income will be recognized by you until such shares are no longer subject to a substantial risk of forfeiture (the "Restrictions"). However, when the Restrictions lapse, you will recognize ordinary income in an amount equal to the excess of the Fair Market Value of the Common Stock on the date of lapse over the amount you paid, if any, for such shares. The ordinary income you recognize with respect to Restricted Stock will be subject to both wage withholding and employment taxes.
If a Section 83(b) election is made, any dividends received on shares which are subject to Restrictions will be treated as dividend income. If you do not make an election under Section 83(b) of the Code, dividends received on the Common Stock for the period prior to the time the Restrictions on such shares lapse will be treated as additional compensation, and not dividend income, for federal income tax purposes, and will be, subject to wage withholding and employment taxes.
Your tax basis in Restricted Stock will be equal to the sum of the price paid for such shares, if any, and the amount of ordinary income you recognize with respect to the receipt of such shares or the lapse of Restrictions thereon. The holding period for purposes of determining gain or loss on a subsequent sale will begin immediately after the transfer of such shares to you if a Section 83(b) election is made with respect to such shares, or immediately after the Restrictions on such shares lapse, if no Section 83(b) election is made.
In general, a deduction will be allowed to the Company for federal income tax purposes (subject to the application of Sections 162(m) and 280G of the Code ) in an amount equal to the ordinary income recognized by you with respect to Restricted Stock awarded pursuant to the Plan.
If, subsequent to the lapse of Restrictions on your Restricted Stock, you sell such shares, the difference, if any, between the amount realized from such sale and the tax basis of such shares will ordinarily result in capital gain or loss.
If a Section 83(b) election is made and, before the Restrictions on the shares lapse, the shares which are subject to such election are in effect forfeited: (i) you will not be allowed a deduction for the amount included in your income by reason of a Section 83(b) election, and (ii) you may recognize a loss in an amount equal to the excess, if any, of the amount paid for the shares over the amount received upon such forfeiture (which loss will ordinarily be a capital loss). In such event, the Company will be required to include in its income the amount of any deduction allowable to it in connection with the shares. You will recognize gain in an amount equal to the excess, if any, of the amount received by you upon such resale or forfeiture over the amount paid for the shares (which gain would ordinarily be capital gain).
Performance Shares
 You will generally not be taxed at the time of grant of Performance Shares. If the performance targets and/or the other requirements for a payment of Performance Shares are achieved, you will receive distributions of Common Stock and/or cash. You will recognize ordinary income in an amount equal to any cash received and the Fair Market Value of the Common Stock received, on the date of receipt. If you are an employee, the ordinary income you recognize will be subject to both wage withholding and employment taxes.
Your tax basis in any shares received will be equal to the sum of the price paid for such shares, if any, and the amount of ordinary income recognized by you with respect to the receipt of such shares. The holding period for such shares for purposes of determining gain or loss on subsequent sale will begin immediately after the transfer to you of such shares.
In general, a deduction will be allowed to the Company for federal income tax purposes (subject to the possible application of Sections 162(m) and 280G of the Code) in an amount equal to the ordinary income you recognize.
If you sell such shares, the difference, if any, between the amount realized from such sale and the tax basis of such shares will ordinarily result in capital gain or loss.
Federal, Income, Gift and Estate Tax Consequences in Relation to the Transfer of Stock Options
Federal Income Taxation. The transfer of a Non-Qualified Stock Option by you to a permitted transferee ("Permitted Transferee") will not cause you to recognize taxable income or gain at the time of transfer. If and when the Permitted Transferee subsequently exercises the Non-Qualified Stock Option, you will recognize taxable income at that time in an amount equal to the excess, if any, of the Fair Market Value of the shares received by the Permitted Transferee on exercise (determined on the exercise date) over the exercise price of the Non-Qualified Stock Option. The Permitted Transferee’s tax basis with respect to the shares received upon exercise of the Non-Qualified Stock Option will be equal to the Fair Market Value of the shares on the date that the Non-Qualified Stock Option is exercised (i.e., the exercise price plus the amount of income recognized by you).
Federal Estate and Gift Taxation. Your transfer of a Stock Option by gift will be subject to federal gift tax except to the extent it is (i) excludible by the gift tax annual exclusion of $14,000 per donee ($28,000 per married couple) for 2016, (ii) within your available lifetime gift tax exemption of $5,450,000, or (iii) a transfer to your spouse that qualifies for the gift tax marital deduction. In addition, upon your death, the value of a Stock Option (either an Incentive Stock Option or a Non-Qualified Stock Option) that has not previously been "transferred" will be includible in your gross estate for federal estate tax purposes. Transfers to a surviving spouse that qualify for the estate tax marital deduction are not subject to the estate tax and each individual has a federal estate tax exemption of $5,450,000 for 2016.

Certain Other Tax Issues
In addition, (i) officers and directors of the Company subject to liability under Section 16(b) of the Exchange Act may be subject to special rules regarding the income tax consequences concerning their awards; (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable federal tax rules (including, without limitation, Section 162(m) of the Code regarding the $1,000,000 limitation on deductible compensation); (iii) in the event that the exercisability or vesting of any award is accelerated because of a Change in Control of the Company, payments relating to awards under the Plan, either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes; and (iv) the exercise of an Incentive Stock Option may have implications in the computation of alternative minimum taxable income.
In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and certain other executive officers whose compensation is disclosed in its proxy statement, subject to certain exceptions (including a "performance-based" compensation exception). The Plan permits the Company to grant awards under the Plan that comply with the performance-based compensation exception under Section 162(m) of the Code, although the Company may, in its sole discretion, determine not to satisfy such exception if it is in the best interests of the Company.
Further, although the Company does not guarantee the particular tax treatment of an award granted under the Plan, awards made under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and the Plan and any award agreements thereunder will be limited, construed and interpreted in accordance with such intent. In no event whatsoever will the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on a participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code. No award under which a participant may receive shares of Common Stock may be granted under the Plan to an employee, consultant or non-employee director of any Affiliate if such shares of Common Stock do not constitute "service recipient stock" for purposes of Section 409A of the Code with respect to such employee, consultant or non-employee director.
EFFECTIVE DATE OF PLAN
The Plan became effective on February 25, 2011 and was approved by the stockholders of the Company on such date. The Plan was subsequently amended effective as of November 1, 2011, March 1, 2013, and February 5, 2015.
TERM OF PLAN
No award will be granted under the Plan on or after December 31, 2019. Any award outstanding under the Plan at the time of termination will remain in effect until such award is exercised or has expired in accordance with its terms. No award (other than Stock Options or SARs) that is intended to be "performance-based" under Section 162(m) of the Code will be granted on or after the first meeting of the Company’s stockholders that occurs in the fifth year following the year of stockholder approval of the Plan unless the performance goals set forth in the Plan are reapproved (or other designated performance goals are approved) by the stockholders. In the event that any such award is granted, the award will be a valid award but it will not qualify for the "performance‑based compensation" exception under Section

162(m) of the Code unless it is granted subject to the approval of, and is approved by, the stockholders at the first stockholder meeting following such grant.
RESTRICTIONS ON RESALE OF COMMON STOCK
Certain officers and all directors of the Company are subject to the reporting and "short swing" profits liability provisions of Section 16 of the Exchange Act. Such provisions may have the effect of a restriction on the resale of Common Stock issued by the Company to any such person. In addition, shares received by a person deemed an "affiliate" of the Company under the Securities Act must be registered for resale by such person unless such resale complies with the provisions (other than the holding period provisions) of Rule 144 promulgated under the Securities Act or another exemption from registration. Rule 144(a) defines "affiliate" as "a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with" the Company.

BASE PROSPECTUS

$300,000,000

Common Stock, Preferred Stock, Debt Securities, Depositary Shares,
Warrants and Units
We may offer, issue and sell from time to time, together or separately, the securities described in this prospectus, at an aggregate public offering price that will not exceed $300,000,000.
This prospectus describes some of the general terms that apply to the securities. We will provide the specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and the additional prospectus or any applicable prospectus supplement carefully before you invest. We also may authorize one or more free writing prospectuses to be provided to you in connection with the offering. The additional prospectus, any prospectus supplement and any free writing prospectus also may add, update or change information contained or incorporated in this prospectus.
We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. The additional prospectus or prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see "Plan of Distribution" in this prospectus. The additional prospectus or any prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities.
Our common stock trades on the NYSE under the symbol "APTS." On May 2, 2016, the last reported sale price of our common stock on the NYSE was $12.32 per share.
Investing in our securities involves significant risks. You should carefully read and consider "Risk Factors" included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, on page 5 of this prospectus and in the additional prospectus or any prospectus supplement before investing in our securities.
We impose certain restrictions on the ownership and transfer of our capital stock. You should read the information under the section entitled "Description of Capital Stock — Restrictions on Ownership and Transfer" in this prospectus for a description of these restrictions.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 17, 2016

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on its front cover or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a "shelf" registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus for up to a total dollar amount of $300,000,000. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in the additional prospectus or any prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the sections entitled "Where You Can Find More Information about Preferred Apartment Communities" and "Incorporation of Certain Documents By Reference."
This prospectus only provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we sell securities, we will provide the additional prospectus or a prospectus supplement that contains specific information about the terms of those securities. The additional prospectus or prospectus supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the additional prospectus or any prospectus supplement, you should rely on the information in the additional prospectus or any prospectus supplement. You should read carefully both this prospectus and the additional prospectus or any prospectus supplement together with the additional information described under the sections entitled "Where You Can Find More Information" and "Incorporation of Certain Documents By Reference."
Unless otherwise indicated or the context requires otherwise, including with respect to the securities offered by this prospectus as described in "Description of the Securities we may Offer," in this prospectus and the additional prospectus or any prospectus supplement hereto, references to "the company," "we," "us" and "our" mean Preferred Apartment Communities, Inc. and its consolidated subsidiaries, including, without limitation, Preferred Apartment Communities Operating Partnership, L.P., a Delaware limited partnership of which we are the sole general partner, or our Operating Partnership, and "our manager" refers to Preferred Apartment Advisors, LLC, a Delaware limited liability company, which is our external manager and advisor and a related party.

CAUTIONARY STATEMENT
REGARDING FORWARD-LOOKING STATEMENTS
Statements made in this prospectus and the information incorporated by reference into this prospectus that are not historical factual statements are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act; Section 27A of the Securities Act of 1933, as amended, or the Securities Act; and pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "goals," "guidance," "trends," "intend," "should," "could," "may" or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:
•     our business and investment strategy;
•     our projected operating results;

•	actions and initiatives of the U.S. Government and changes to U.S. Government policies and the execution and impact of these actions, initiatives and policies;
•     the state of the U.S. economy generally or in specific geographic areas;
•     economic trends and economic recoveries;

•	our ability to obtain and maintain financing arrangements, including through the Federal National Mortgage Association, or Fannie Mae, and the Federal Home Loan Mortgage Corporation, or Freddie Mac;
•     financing and advance rates for our target assets;
•     our expected leverage;
•     changes in the values of our assets;
•     our expected portfolio of assets;
•     our expected investments;
•     interest rate mismatches between our target assets and our borrowings used to fund such investments;
•     changes in interest rates and the market value of our target assets;
•     changes in prepayment rates on our target assets;
•     effects of hedging instruments on our target assets;
•     rates of default or decreased recovery rates on our target assets;
•     the degree to which our hedging strategies may or may not protect us from interest rate volatility;
•     impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

•	our ability to maintain our qualification as a real estate investment trust for U.S. federal income tax purposes, or REIT;
•     our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended;
•     availability of investment opportunities in mortgage-related and real estate-related investments and securities;
•     availability of qualified personnel;
•     estimates relating to our ability to make distributions to our stockholders in the future;
•     our understanding of our competition;
•     market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy;

•	weakness in the national, regional and local economies, which could adversely impact consumer spending and retail sales and in turn tenant demand for space and could lead to increased store closings;

•	changes in market rental rates;

•	changes in demographics (including the number of households and average household income) surrounding our shopping centers;

•	adverse financial conditions for grocery anchors and other retail, service, medical or restaurant tenants;

•	continued consolidation in the retail and grocery sector;

•	excess amount of retail space in our markets;

•	reduction in the demand by tenants to occupy our shopping centers as a result of reduced consumer demand for certain retail formats;

•	the growth of online retailers and super-centers and warehouse club retailers, such as those operated by Wal-Mart and Costco, and their adverse effect on traditional grocery chains;

•	our ability to aggregate a critical mass of grocery-anchored shopping centers or to spin-off, sell or distribute them;

•	the impact of an increase in energy costs on consumers and its consequential effect on the number of shopping visits to our centers; and

•	consequences of any armed conflict involving, or terrorist attack against, the United States.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see "Risk Factors." If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PREFERRED APARTMENT COMMMUNITIES, INC.
Preferred Apartment Communities, Inc. was formed as a Maryland corporation on September 18, 2009 and has elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code, effective with its tax year ended December 31, 2011. The Company was formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities, and we may make real estate related loans, provide deposit arrangements or provide performance assurances, as may be necessary or appropriate, in connection with the development of multifamily communities and other properties. As a secondary strategy, we may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest a lesser portion of our assets in other real estate related investments, such as grocery-anchored shopping centers, senior mortgage loans, subordinate loans or mezzanine debt secured by interests in grocery-anchored shopping centers, membership or partnership interests in grocery-anchored shopping centers and other grocery-anchored shopping center related assets as determined by Preferred Apartment Advisors, LLC, a Delaware limited liability company, or our Manager, as appropriate for us. We have no employees of our own; our Manager provides all managerial and administrative personnel to us pursuant to the Fifth Amended and Restated Management Agreement, effective as of January 1, 2015, among the Company, Preferred Apartment Communities Operating Partnership, L.P., a Delaware limited partnership, or our Operating Partnership, and our Manager. As referred to herein, the Fifth Amended and Restated Management Agreement, as it may be amended, is referred to as the Management Agreement. Both our Manager and our Operating Partnership are related parties to us.
Our consolidated financial statements include the accounts of the company and our Operating Partnership. The company controls our Operating Partnership through its sole general partnership interest and conducts substantially all its business through our Operating Partnership.
Our executive offices are located at 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327. Our telephone number is (770) 818-4100.

RISK FACTORS
Investing in our securities involves significant risks. Before purchasing the securities offered by this prospectus you should carefully consider the risks, uncertainties and additional information (i) set forth in our most recent Annual Report on Form 10-K, any of our subsequent Quarterly Reports on Form 10-Q and any of our Current Reports on Form 8-K, which are incorporated, or deemed to be incorporated, by reference into this prospectus, and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and (ii) contained in any applicable additional prospectus or prospectus supplement. For a description of these reports and documents, and information about where you can find them, see "Where You Can Find More Information about Preferred Apartment Communities" and "Incorporation of Certain Documents By Reference." The risks and uncertainties in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect the company. Additional risks not presently known or that are currently deemed immaterial also could materially and adversely affect our financial condition, results of operations, business and prospects.

S-5

USE OF PROCEEDS
Unless otherwise indicated in the additional prospectus or a prospectus supplement, we intend to use the net proceeds from the offering of securities under this prospectus for general corporate purposes, including funding our investment activity, the repayment of outstanding indebtedness, working capital and other general purposes. Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable additional prospectus or prospectus supplement. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing securities in a manner consistent with maintaining our qualification as a REIT.

S-6

RATIO OF EARNINGS TO FIXED CHARGES AND TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
Our consolidated ratio of earnings to fixed charges and to combined fixed charges and preferred stock dividends for the the years ended December 31, 2011, 2012, 2013, 2014 and 2015 are set forth below.

Ratio of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Dividends

	Year ended December 31,
	2015	2014	2013	2012	2011
Earnings:
Net income (loss)	$(2,425,989)	$2,127,203	$(4,205,492)	$(146,630)	$(8,495,424)
Add:
Fixed charges	21,315,731	10,188,187	5,780,526	2,504,679	1,514,581
Less: Net (income) loss attributable to
non-controlling interests	25,321	(33,714)	222,404	—	—
Total earnings	$18,915,063	$12,281,676	$1,797,438	$2,358,049	$(6,980,843)

Fixed charges:
Interest expense	$19,841,455	$9,183,128	$4,921,797	$2,310,667	$1,450,101

Amortization of deferred loan costs
related to mortgage indebtedness	1,474,276	1,005,059	858,729	194,012	64,480
Total fixed charges	21,315,731	10,188,187	5,780,526	2,504,679	1,514,581

Preferred dividends	18,751,934	7,382,320	3,963,146	450,806	—
Total Combined fixed charges and
preferred dividends	$40,067,665	$17,570,507	$9,743,672	$2,955,485	$1,514,581

Ratio of Earnings to Combined fixed
charges and preferred dividends (A)	0.47	0.70	0.18	0.80	-

Ratio of Earnings to fixed charges (B)	0.89	1.21	0.31	0.94	-

(A) The computation of our ratios of earnings to combined fixed charges and preferred stock dividends indicates that earnings were inadequate to cover combined fixed charges and preferred stock dividends by approximately $21.2 million, $5.3 million, $7.9 million, $597,000 and $8.5 million for the twelve months ended December 31, 2015, 2014, 2013, 2012 and 2011, respectively. Our net loss to common stockholders for the year ended December 31, 2013 includes the effect of a one-time deemed non-cash dividend of approximately $7.0 million related to a beneficial conversion feature within our Series B Preferred Stock, all of which was converted to Common Stock on May 16, 2013. Combined fixed charges and preferred dividends for the twelve months ended December 31, 2013 do not reflect the deemed non-cash dividend. If the deemed non-cash dividend were included in preferred dividends, the ratio of earnings to combined fixed charges and preferred dividends would be equal to 0.11.
(B) The computation of our ratios of earnings to fixed charges indicates that earnings were inadequate to cover fixed charges by approximately $2.4 million, $4.0 million, $147,000 and $8.5 million for the twelve months ended December 31, 2015, 2013, 2012 and 2011, respectively. Our net loss to common stockholders for the year ended December 31, 2013 includes the effect of a one-time deemed non-cash dividend of approximately $7.0 million related to a beneficial conversion feature within our Series B Preferred Stock, all of which was converted to

Common Stock on May 16, 2013. Combined fixed charges and preferred dividends for the twelve months ended December 31, 2013 do not reflect the deemed non-cash dividend.

DESCRIPTION OF THE SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of our shares of common stock, shares of preferred stock, debt securities, depositary shares, warrants and units that we may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying additional prospectus or any prospectus supplement and other offering material. The accompanying additional prospectus or any prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. As used in this prospectus and the accompanying additional prospectus or any prospectus supplement, references to "our," "we," "us" and similar terms when referring to a security offered, mean securities of Preferred Apartment Communities, Inc. excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

DESCRIPTION OF CAPITAL STOCK
We were formed under the laws of the state of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter (including the applicable articles supplementary designating the terms of a class or series of preferred stock) and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. See "Where You Can Find More Information about Preferred Apartment Communities."
General
Our charter authorizes us to issue up to 400,066,666 shares of common stock, $0.01 par value per share, and 15,000,000 shares of preferred stock, $0.01 par value per share, 1,050,000 shares of which have been classified and designated as Series A Redeemable Preferred Stock. Our charter authorizes our Board of Directors to amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. As of April 29, 2016, 23,173,682 shares of common stock were issued and outstanding on a fully diluted basis, including 7,536 unvested restricted shares of common stock, and 600,253 shares of Series A Redeemable Preferred Stock were issued and outstanding. Under Maryland law, stockholders are not generally liable for our debts or obligations.
As of April 29, 2016, there were outstanding: (i) 577,760 warrants issued in connection with our Series A Redeemable Preferred Stock offering that are exercisable for 11,555,200 shares of our common stock; and (ii) 886,520 Class A Units of our Operating Partnership, with each Class A Unit exchangeable for one share of our common stock or, at our option, the cash value of one share of our common stock. Other than those described in the previous sentence, there are no outstanding warrants or rights of any other kind in respect of our common stock.
Our charter also contains a provision permitting our Board of Directors, by resolution, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.
Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of the company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the company to negotiate first with our Board of Directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See the section entitled "Risk Factors" included elsewhere in this prospectus.
Common Stock
Subject to the preferential rights of our Series A Redeemable Preferred Stock and any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on the ownership and transfer of stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our Board of Directors and declared by us out of legally available funds and, upon our liquidation, are entitled to receive all assets available for distribution to our stockholders. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund or redemption rights. Holders of common stock generally will have no appraisal rights.
The holders of common stock shall vote together as a single class on all matters. Holders of shares of common stock shall be entitled to vote for the election of directors. Directors may be removed from office, with or without cause, by the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding common stock. Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office (although less than a quorum). Any such director elected to fill a vacancy will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualifies or until his or her earlier death, resignation or removal.
Preferred Stock
Our charter authorizes our Board of Directors, without stockholder approval, to designate and issue one or more classes or series of preferred stock and to set or change the voting, conversion or other rights, preferences, restrictions, limitations as to dividends or other distributions and qualifications or terms or conditions of redemption of each class of shares so issued. If any preferred stock is publicly offered, the terms and conditions of such preferred stock, including any convertible preferred stock, will be set forth in articles supplementary and described in a prospectus supplement relating to the issuance of such preferred stock, if such preferred stock is registered. Because our Board of Directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock or other preferred stock. If we ever create and issue additional preferred stock with a distribution preference over common stock or preferred stock, payment of any distribution preferences of new outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock and junior preferred stock. Further, holders of preferred stock are normally entitled to receive a preference payment if we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of additional preferred stock may delay, prevent, render more difficult or tend to discourage the following:

•	a merger, tender offer, or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.

Also, our Board of Directors, without stockholder approval, may issue additional preferred stock with voting and conversion rights that could adversely affect the holders of common stock or preferred stock.
Series A Redeemable Preferred Stock
Our Board of Directors, including our independent directors, has created out of the authorized and unissued shares of our preferred stock, a series of redeemable preferred stock, designated as the Series A Redeemable Preferred Stock.
The following is a brief description of the terms of our Series A Redeemable Preferred Stock. The description of our Series A Redeemable Preferred Stock contained herein does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary for our Series A Redeemable Preferred Stock, which have been filed with the SEC and are incorporated by reference as an exhibit to the registration statement, of which this prospectus is a part.
Rank. Our Series A Redeemable Preferred Stock ranks with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

•
senior to our common stock and any other class or series of our capital stock, the terms of which expressly provide that our Series A Redeemable Preferred Stock ranks senior to such class or series as to dividend rights or rights on our liquidation, winding-up and dissolution;

•
on parity with any class or series of our capital stock, the terms of which expressly provide that such class or series ranks on parity with our Series A Redeemable Preferred Stock as to dividend rights and rights on our liquidation, winding up and dissolution;

•
junior to each class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks senior to the Series A Redeemable Preferred Stock as to dividend rights or rights on our liquidation, winding up and dissolution; and

•	junior to all our existing and future debt obligations.

Investors in the Series A Redeemable Preferred Stock should note that holders of common stock will receive additional distributions from the sale of a property (in excess of their capital attributable to the asset sold) before the holders of Series A Redeemable Preferred Stock receive a return of their capital.
Stated Value. Each share of Series A Redeemable Preferred Stock has an initial "Stated Value" of $1,000, subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our Series A Redeemable Preferred Stock, as set forth in the Series A Articles Supplementary.
Dividends. Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to our Series A Redeemable Preferred Stock, if any such class or series is authorized in the future, the holders of Series A Redeemable Preferred Stock are entitled to receive, when, and as authorized by our Board of Directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series A Redeemable Preferred Stock at an annual rate of six percent (6%) of the Stated Value. Dividends on each share of Series A Redeemable Preferred Stock begin accruing on, and are cumulative from, the date of issuance. We paid the initial dividend on our Series A Redeemable Preferred Stock in May 2012 to stockholders of record as of April 30, 2012, and thereafter have consistently paid monthly dividends on the Series A Redeemable Preferred Stock. We expect to continue to pay dividends on the Series A Redeemable Preferred Stock monthly, unless our results of operations, our general financing conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. We also expect to continue to authorize and declare dividends on the shares of Series A Redeemable Preferred Stock on a monthly basis payable on the 20th day of the month following the month for which the dividend was declared (or the next business day if the 20th day is not a business day). The timing and amount of such dividends will be determined by our Board of Directors, in its sole discretion, and may vary from time to time.
Holders of our shares of Series A Redeemable Preferred Stock are not entitled to any dividend in excess of full cumulative dividends on our shares of Series A Redeemable Preferred Stock. Unless full cumulative dividends on our shares of Series A Redeemable Preferred Stock for all past dividend periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we will not:

•
declare and pay or declare and set apart for payment dividends and we will not declare and make any other distribution of cash or other property (other than dividends or distributions paid in shares of stock ranking junior to the Series A Redeemable Preferred Stock as to the dividend rights or rights on our liquidation, winding-up or dissolution, and options, warrants or rights to purchase such shares), directly or indirectly, on or with respect to any shares of our common stock or any class or series of our stock ranking junior to or on parity with the Series A Redeemable Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution for any period; or

•
except by conversion into or exchange for shares of stock ranking junior to the Series A Redeemable Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution, or options, warrants or rights to purchase such shares, redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of common stock made for purposes of an employee incentive or benefit plan) for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any common stock or any class or series of our stock ranking junior to or on parity with the Series A Redeemable Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution.

To the extent necessary to preserve our status as a REIT, the foregoing sentence, however, will not prohibit declaring or paying or setting apart for payment any dividend or other distribution on the common stock.
Redemption at the Option of a Holder. During the period beginning on the date of original issuance of the shares of our Series A Redeemable Preferred Stock to be redeemed and ending on the date immediately preceding the first anniversary of such original issuance, the holder will have the right to require the company to redeem such shares of Series A Redeemable Preferred Stock at a redemption price equal to the Stated Value, less a 13% redemption fee, plus any accrued but unpaid dividends.
During the period beginning one year from the date of original issuance of the shares of our Series A Redeemable Preferred Stock to be redeemed and ending on the day immediately preceding the third anniversary of such original issuance, the holder will have the right to require the company to redeem such shares of Series A Redeemable Preferred Stock at a redemption price equal to the Stated Value, less a 10% redemption fee, plus any accrued but unpaid dividends.
During the period beginning three years from the date of original issuance of the shares of our Series A Redeemable Preferred Stock to be redeemed and ending on the day immediately preceding the fourth anniversary of such original issuance, the holder will have the right to require the company to redeem such shares of Series A Redeemable Preferred Stock at a redemption price equal to the Stated Value, less a 5% redemption fee, plus any accrued but unpaid dividends.
During the period beginning four years from the date of original issuance of the shares of our Series A Redeemable Preferred Stock to be redeemed and ending on the day immediately preceding the fifth anniversary of such original issuance, the holder will have the right to require the company to redeem such shares of Series A Redeemable

Preferred Stock at a redemption price equal to the Stated Value, less a 3% redemption fee, plus any accrued but unpaid dividends.
Beginning five years from the date of original issuance of the shares of our Series A Redeemable Preferred Stock to be redeemed, the holder will have the right to require the company to redeem such shares of Series A Redeemable Preferred Stock at a redemption price equal to 100% of the Stated Value, plus any accrued but unpaid dividends.
If a holder of Series A Redeemable Preferred Stock causes the company to redeem such shares of Series A Redeemable Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our common stock, based on the volume weighted average price of our common stock for the 20 trading days prior to the redemption.
Our obligation to redeem any shares of our Series A Redeemable Preferred Stock is limited to the extent that we do not have sufficient funds available to fund any such redemption or we are restricted by applicable law from making such redemption.
Optional Redemption Following Death of a Holder. Subject to restrictions, beginning on the date of original issuance and ending two years thereafter, we will redeem shares of Series A Redeemable Preferred Stock held by a natural person upon his or her death at the written request of the holder’s estate at a redemption price equal to the Stated Value, plus accrued and unpaid dividends thereon through and including the date of redemption; provided, however, that our obligation to redeem any of the shares of Series A Redeemable Preferred Stock is limited to the extent that we do not have sufficient funds available to fund any such redemption or we are restricted by applicable law from making such redemption. Upon any such redemption request from a holder’s estate, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our common stock, based on the volume weighted average price of our common stock for the 20 trading days prior to the redemption.
Optional Redemption by the Company. We will have the right to redeem any or all shares of our Series A Redeemable Preferred Stock beginning on the tenth anniversary of the date of original issuance of the shares of Series A Redeemable Preferred Stock to be redeemed. We will redeem such shares of Series A Redeemable Preferred Stock at a redemption price equal to 100% of the Stated Value per share of Series A Redeemable Preferred Stock, plus any accrued but unpaid dividends. We have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our common stock, based on the volume weighted average price of our common stock for the 20 trading days prior to the redemption, in exchange for the Series A Redeemable Preferred Stock.
We may exercise our redemption right by delivering a written notice thereof to all, but not less than all, of the holders of Series A Redeemable Preferred Stock. A notice of redemption shall be irrevocable. Each such notice will state the date on which the redemption by us shall occur, which date will be 30 days following the notice date.
Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our common stock or any other class or series of capital stock ranking junior to our shares of Series A Redeemable Preferred Stock, the holders of shares of Series A Redeemable Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the Stated Value per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to and including the date of payment.
After payment of the full amount of the liquidating distributions to which they are entitled, the holders of our shares of Series A Redeemable Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.
In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the Maryland General Corporation Law, or the MGCL, amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of the Series A Redeemable Preferred Stock will not be added to our total liabilities.
Voting Rights. Our Series A Redeemable Preferred Stock has no voting rights.
Meetings and Special Voting Requirements
Subject to our charter restrictions on ownership and transfer of our stock and except as may otherwise be specified in our charter, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of our Board of Directors, which means that the holders of a majority of shares of our outstanding common stock can elect all the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by the Board of Directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter. Our charter does not provide for a lesser percentage in these situations.
An annual meeting of our stockholders will be held each year. Special meetings of stockholders may be called upon the request of a majority of our directors, the chairman of the Board, the president or the chief executive officer and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast on such matter at the meeting (subject to the stockholders’ compliance with certain procedures set forth in our bylaws). The presence of stockholders entitled to cast at least a majority of all the votes entitled to be cast at such meeting on any matter, either in person or by proxy, will constitute a quorum.
One or more persons who together are and for at least six months have been stockholders of record of at least five percent of the outstanding shares of any class of our stock are entitled to receive a copy of our stockholder list upon request in accordance with Maryland law. The list provided by us will include each stockholder’s name and address and the number of shares owned by each stockholder and will be made available within 20 days of the receipt by us of the request. Stockholders and their representatives shall also be given access to our bylaws, the minutes of stockholder proceedings, our annual statements of affairs and any voting trust agreements on file at our principal office during usual business hours. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.

Restrictions on Ownership and Transfer
In order for us to continue to qualify as a REIT under the Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

•
we cannot be "closely held" under Section 856(h) of the Code; that is, five or fewer individuals (as specially defined in the Code to include specified private foundations, employee benefit plans and trusts and charitable trusts and subject to certain constructive ownership rules) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year, other than our first REIT taxable year; and

•
100 or more persons must beneficially own our shares during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

See the section entitled "Material U.S. Federal Income Tax Considerations" included elsewhere in this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to continue to qualify as a REIT, among other purposes, our charter provides (subject to certain exceptions) that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or number of shares, whichever is more restrictive) of any class or series of shares of our stock.
Our Board of Directors, in its sole discretion, may waive this ownership limit (prospectively or retroactively) if evidence satisfactory to our directors, including certain representations and undertakings required by our charter, is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required in order for us to qualify as a REIT.
In addition to prohibiting the transfer or ownership of our stock that would result in any person owning, directly or indirectly, shares of our stock in excess of the foregoing ownership limitations, our charter prohibits the transfer or ownership of our stock if such transfer or ownership would:

•	with respect to transfers only, result in our stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution;

•	result in our being "closely held" within the meaning of Section 856(h) of the Code (regardless of whether the ownership interest is held during the last half of a taxable year);

•	result in our owning, directly or indirectly, more than 9.8% of the ownership interests in any tenant or subtenant; or

•	otherwise result in our disqualification as a REIT.

If any attempted transfer of our stock, if effective, would result in a violation of these limitations, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries (or, in the case of a transfer that would result in our stock being beneficially owned by fewer than 100 persons, be void), and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust will be referred to in this prospectus as Excess Securities. Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all distributions authorized by the Board of Directors on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to vote all Excess Securities and, subject to Maryland law, to rescind as void any vote cast by the proposed transferee of Excess Securities prior to our discovery of the Excess Securities and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. If a transfer to the trust would be ineffective for any reason to prevent a violation of any of the foregoing restrictions, the transfer resulting in such violation will be void from the time of such purported transfer.
The trustee of the beneficial trust will select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on ownership and transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would have violated the 9.8% ownership limit or the other restrictions on ownership and transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the event causing the shares to be held in the beneficial trust). The trustee may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.
In addition, we have the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities (or, in the case of a devise or gift, the market price at the time of such devise or gift), and (ii) the market price on the date we, or our designee, exercise such right. We may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. We will have the right to purchase the Excess Securities until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee.
Any person who (i) acquires or attempts or intends to acquire shares in violation of the foregoing ownership limitations, or (ii) would have owned shares that resulted in a transfer to a charitable trust, is required to give us immediate written notice or, in the case of a proposed or intended transaction, 15 days’ written notice. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our Board of Directors determines it is no longer in our best interest to continue to qualify as a REIT or that compliance with the restrictions is no longer required in order for us to qualify as a REIT.
The 9.8% ownership limit does not apply to the underwriters in a public offering of shares. Any person who owns more than 5% (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the name and address of such owner, the number of shares beneficially owned, directly or indirectly, and a description of the manner in which such shares are held. Each such person also must provide us with such additional information as we may request in order to determine the effect of such ownership on our status as a REIT and to ensure compliance with the 9.8% ownership limit.
Distribution Policy and Distributions
Holders of Series A Redeemable Preferred Stock are entitled to receive, when, and as authorized by our Board of Directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series A Redeemable Preferred Stock at an annual rate of six percent (6%) of the Stated Value. Dividends on each share of Series A Redeemable Preferred Stock will begin accruing on, and will be cumulative from, the date of issuance. We paid the initial dividend on our Series A Redeemable Preferred Stock in May 2012 to applicable stockholders of record as of April 30, 2012, and thereafter have consistently paid monthly dividends on the Series A Redeemable Preferred Stock. We expect to continue to pay dividends on the Series A Redeemable Preferred Stock monthly, unless our results of operations, our general financing conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. We also expect to continue to authorize and declare dividends on the shares of Series A Redeemable Preferred Stock on a monthly basis payable on the 20th day of the month following the month for which the dividend was declared (or the next business day if the 20th day is not a business day). The timing and amount of such dividends will be determined by our Board of Directors, in its sole discretion, and may vary from time to time.
Because all our operations will be performed indirectly through our Operating Partnership, our ability to pay distributions depends on our Operating Partnership’s ability to pay distributions to its partners, including to us. If we do not have enough cash from operations to fund the distribution, we may borrow, issue additional securities or sell assets in order to fund the distributions.
Distributions will be paid to our stockholders when and if authorized by our Board of Directors and declared by us out of legally available funds as of the record dates selected by our Board of Directors. We expect to declare and pay distributions to our common stockholders quarterly unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. Distributions will be authorized at the discretion of our Board of Directors, which will be influenced in part by its intention to comply with the REIT requirements of the Code. We intend to make distributions sufficient to meet the annual distribution requirement and to avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in any offering;

•	our operating and interest expenses;

•	the ability of tenants to meet their obligations under the leases associated with our properties;

•	the amount of distributions or dividends received by us from our indirect real estate investments;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates when renewing or replacing current leases;

•	capital expenditures and reserves for such expenditures;

•	the issuance of additional shares; and

•	financings and refinancings.

We must distribute to our stockholders at least 90% of our REIT taxable income each year in order to meet the requirements for being treated as a REIT under the Code. This requirement is described in greater detail in the section entitled "Material U.S. Federal Income Tax Considerations — Annual Distribution Requirements" included elsewhere in this prospectus. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See the section entitled "Material U.S. Federal Income Tax Considerations — REIT Qualification Tests" included elsewhere in this prospectus.

Business Combinations
Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our Board of Directors has adopted a resolution exempting any business combination with our manager or any affiliate of our manager. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our manager or any affiliate of our manager. As a result, our manager or any affiliate of our manager may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.
The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of holders of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of the shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply: (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction; or (ii) to acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. This provision may be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Our charter and bylaws provide that vacancies on our Board of Directors may be filled by the remaining directors. Any such director elected to fill a vacancy will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualifies or until his or her earlier death, resignation or removal. Our charter also vests in the Board of Directors the exclusive power to fix the number of directorships. In addition, our charter provides that any director may be removed from office, with or without cause, by the affirmative vote of the holders of not less than 66-2/3% of the total voting power of all outstanding common stock. Our bylaws require, unless called by our chairman of the Board of Directors, president, chief executive officer or Board of Directors, the request of holders of a majority of outstanding shares to call a special meeting to act on any matter that may properly be considered at a meeting of stockholders.
Advance Notice of Director Nominations and New Business
Proposals to elect directors or conduct other business at an annual or special meeting must be brought in accordance with our bylaws. The bylaws provide that any business may be transacted at the annual meeting without being specifically designated in the notice of meeting. However, with respect to special meetings of stockholders, only the business specified in the notice of the special meeting may be brought at that meeting.
Our bylaws also provide that nominations of individuals for election to the Board of Directors may be made at an annual meeting (1) pursuant to the company’s notice of meeting, (2) by or at the direction of our Board of Directors, or (3) by any stockholder who is a stockholder of record both at the time of giving of notice pursuant to the bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures set forth in our bylaws. Our bylaws further provide that the proposal of other business to be considered by stockholders may be made at an annual meeting (x) pursuant to the notice of meeting, (y) by or at the direction of our Board of Directors, or (z) by any stockholder of record both at the time of giving notice pursuant to the bylaws and at the time of the annual meeting, who is entitled to vote at the meeting on any such other business and who has complied with the advance notice provisions set forth in our bylaws.
A notice of a director nomination or stockholder proposal to be considered at an annual meeting must be delivered to our secretary at our principal executive offices:

•
not later than 5:00 p.m., Eastern Time, on the 120th day nor earlier than 150 days prior to the first anniversary of the date of release of the proxy statement for the previous year’s annual meeting; or

•
if the date of the meeting is advanced or delayed by more than 30 days from the anniversary date, not earlier than 150 days prior to the annual meeting or not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

Nominations of individuals for election to the Board of Directors may be made at a special meeting, (A) by or at the direction of our Board of Directors, (B) by a stockholder that has requested that a special meeting be called for the purpose of electing directors in compliance with the procedures set forth in our bylaws and that has supplied the information required by our bylaws about each individual whom such stockholder proposes to nominate for election as a director, or (C) provided that the special meeting has been called for the purpose of electing directors, by any stockholder who is a stockholder of record both at the time of giving of notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who complies with the notice procedures set forth in our bylaws.

A notice of a director nomination to be considered at a special meeting must be delivered to our secretary at our principal executive offices:

•	not earlier than 120 days prior to the special meeting; and

•	not later than 5:00 p.m., Eastern Time, on the later of either:

◦	ninety days prior to the special meeting; or

◦	ten days following the day of our first public announcement of the date of the special meeting and the nominees proposed by our Board of Directors to be elected at the meeting.

Indemnification and Limitation of Directors’ and Officers’ Liability
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.
The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith, or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter requires us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any individual who is a present or former director or officer and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or any individual who, while a director or officer and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. With the approval of our Board of Directors, we may provide such indemnification and advance for expenses to any individual who served a predecessor of the company in any of the capacities described above and any employee or agent of the company or a predecessor of the company, including our manager or any of its affiliates. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.
We also have agreed to indemnify and hold harmless our manager and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the management agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the management agreement.
We have entered into an indemnification agreement with each of our officers and directors. Each indemnification agreement provides, among other things, that we will indemnify, to the maximum extent permitted by law, the covered officer or director against any and all judgments, penalties, fines and amounts paid in settlement, and all reasonable and out-of-pocket expenses (including attorneys’ fees), actually and reasonably incurred in connection with any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or other proceeding that arises out of the officer’s or director’s status as a present or former officer, director, employee or agent of the company. Each indemnification agreement also requires us, upon request of the covered officer or director, to advance the expenses related to such an action provided that the officer or director undertakes to repay any amounts to which he is subsequently determined not to be entitled.
The indemnification agreement is not exclusive of any other rights to indemnification or advancement of expenses to which the covered officer or director may be entitled, including any rights arising under our charter or bylaws or applicable law.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Transfer Agent and Registrar
The transfer agent and registrar for shares of our common stock and Series A Redeemable Preferred Stock is Computershare Trust Company, N.A.
Listing
Our shares of common stock are listed on the NYSE under the symbol "APTS." Our shares of Series A Redeemable Preferred Stock are not listed on an exchange and we do not intend to apply to have any such shares listed on an exchange in the future.

DESCRIPTION OF DEPOSITARY SHARES
We may issue depositary shares, each of which will represent a fractional interest in a share of a particular class or series of our preferred stock, as specified in the applicable prospectus supplement. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement that we will enter into with a bank or trust company named therein, as depositary, which depositary receipts will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to the rights and preferences of, and will be subject to the limitations and restrictions on, the class or series of preferred stock represented by those depositary shares (including, if applicable, dividend, voting, conversion, redemption and liquidation rights).
Some of the particular terms of the depositary shares offered by the applicable prospectus supplement, as well as some of the terms of the related deposit agreement, will be described in the prospectus supplement, which may also include, if applicable, a discussion of material U.S. federal income tax considerations.
Copies of the applicable form of deposit agreement and depositary receipt will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under "Where You Can Find More Information about Preferred Apartment Communities." The statements in this prospectus relating to any deposit agreement, the depositary receipts to be issued thereunder and the related depositary shares are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all the provisions of the applicable deposit agreement and related depositary receipts. Accordingly, you should read the form of deposit agreement and depositary receipt in their entirety before making an investment decision.

DESCRIPTION OF DEBT SECURITIES
The debt securities that we may issue may constitute debentures, notes, bonds or other evidences of our indebtedness, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities.
Debt securities that we may issue may be issued under a senior indenture between us and a trustee, or a subordinated indenture between us and a trustee, which we refer to individually as an indenture and, collectively, as the indentures. The descriptions in this section relating to the debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the actual indentures and debt securities and the further descriptions in the applicable prospectus supplement. If we enter into any revised indenture or indenture supplement, we will file a copy of that revised indenture or indenture supplement with the SEC. A form of the senior indenture and a form of the subordinated indenture under which we may issue our debt securities have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.
The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.
General
We may issue an indeterminate principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the applicable indenture. Unless the prospectus supplement indicates otherwise, senior debt securities will be unsecured and unsubordinated obligations and will rank equal with all our other unsecured and unsubordinated debt. We will make payments on our subordinated debt securities only if we have made all payments due under our senior indebtedness, including any outstanding senior debt securities.
The indentures might not limit the amount of other debt that we may incur and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.
We will describe the debt securities and the price or prices at which we will offer the debt securities in a prospectus supplement. We will describe:

•	the title and form of the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part and if such series may be reopened from time to time;

•	the person to whom any interest on a debt security of the series will be paid;

•	the date or dates on which we must repay the principal;

•	the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	if applicable, the duration and terms of the right to extend interest payment periods;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which we may redeem any debt security, if at all;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•
the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	if applicable, that the debt securities are defeasible and the terms of such defeasance;

•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of common stock or other securities or property;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the depositary and terms for the global securities;

•	the subordination provisions that will apply to any subordinated debt securities;

•	the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	the covenants in the indentures; and

•	whether the debt securities will be guaranteed.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe material U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the applicable prospectus supplement. An "original issue discount security" is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. We will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default in the applicable prospectus supplement. In addition, we will describe material U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the applicable prospectus supplement.
Conversion and Exchange Rights
If applicable, we will describe the terms on which you may convert debt securities into or exchange them for common stock or other securities or property in the applicable prospectus supplement. The conversion or exchange may be mandatory or may be at your option. We will describe how to calculate the number of shares of common stock or other securities or property that you will receive upon conversion or exchange in the applicable prospectus supplement.
Subordination of Subordinated Debt Securities
We will pay the indebtedness underlying the subordinated debt securities if we have made all payments due under our senior indebtedness, including any outstanding senior debt securities. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. If an event of default accelerates the subordinated debt securities, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.
Form, Exchange and Transfer
We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof. The holder of a debt security may elect, subject to the terms of the applicable indenture and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.
Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the applicable prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place in which we will pay on debt securities.
If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.
Global Securities
The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. We will deposit each global security with a depositary or a custodian. The global security will bear a legend regarding the restrictions on exchanges and registration of transfer.
No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

•	the depositary is unwilling or unable to continue as depositary; or

•	the depositary is no longer in good standing under the Exchange Act, or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.
As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Your ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.
The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.
Payment and Paying Agents
Unless we indicate otherwise, we will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.
Unless we indicate otherwise, we will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless we indicate otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.
We will name any other paying agents for the debt securities of a particular series in the applicable prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.
The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.
Consolidation, Merger and Sale of Assets
Except as may be provided for a series of debt securities, under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor assumes our obligations under the debt securities and the indentures; and

•	we meet the other conditions described in the indentures.

Events of Default
Each of the following will constitute an event of default under each indenture:

•	our failure to pay the principal of or any premium on any debt security when due;

•	our failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

•	our failure to deposit any sinking fund payment when due;

•
our failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

•	certain events of our bankruptcy, insolvency or reorganization; and

•	any other event of default specified in the applicable prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.
Except for certain duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•
the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

•	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

•	the trustee has not received a direction inconsistent with the request within a specified number of days.

Modification and Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, we and the trustee may change the rights of holders of a series of notes with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

•	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be waived or amended without each holder’s consent.
Except in certain limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In certain limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.
Defeasance
We may apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of certain restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

•	to maintain a registrar and paying agents and hold moneys for payment in trust;

•	to register the transfer or exchange of the notes; and

•	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.
We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.
To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may establish this trust only if:

•	no event of default has occurred and continues to occur;

•
in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service, or the IRS, a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•
in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•	we satisfy other customary conditions precedent described in the applicable indenture.

Notices
We will mail notices to holders of debt securities as indicated in the applicable prospectus supplement.
Title
We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, shares of common stock, shares of preferred stock or depositary shares. Warrants may be issued independently or together with any securities or may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a bank or trust company, as warrant agent, as specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
We will describe the specific terms of any warrants we may offer in the applicable prospectus supplement relating to those warrants, which terms will include:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	any provisions for adjustment of the number of securities purchasable upon exercise of the warrants or the exercise price of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of the warrants issued with each security;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the minimum or maximum number of warrants which may be exercised at any one time;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	a discussion of the material U.S. federal income tax considerations, if any, applicable to the acquisition, ownership, exercise and disposition of the warrants;

•	information with respect to book-entry procedures, if applicable; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of the warrant to purchase for cash or upon cash-less exercise, if applicable, the number of debt securities, shares of common stock or preferred stock or depositary shares at the exercise price stated or determinable in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as possible, forward the debt securities, shares of common stock or preferred stock or depositary shares that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of two or more of the following: shares of common stock, shares of preferred stock, debt securities, warrants and depositary shares or any combination of such securities.

BOOK ENTRY PROCEDURES AND SETTLEMENT
We may issue the securities offered pursuant to this prospectus in certificated or book-entry form or in the form of one or more global securities. The accompanying additional prospectus or any prospectus supplement will describe the manner in which the securities offered thereby will be issued.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following summary discusses the material U.S. federal income tax considerations associated with our qualification and taxation as a REIT and the acquisition, ownership and disposition of our shares of Series A Redeemable Preferred Stock and common stock. Supplemental U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the other securities offered by this prospectus may be provided in the additional prospectus or any prospectus supplement that relates to those securities. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. Any such change could affect the validity of these discussions. No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our shares, has been requested from the IRS, or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.
This discussion does not address (i) U.S. federal taxes other than income taxes, or (ii) state, local or non-U.S. taxes. In addition, this discussion does not purport to address the U.S. federal income or other tax considerations applicable to holders of our shares of common stock that are subject to special treatment under U.S. federal income tax law, including, for example:
•financial institutions;

•	partnerships or entities treated as partnerships for U.S. federal income tax purposes and investors therein, S corporations or other pass-through entities;
•insurance companies;
•pension plans or other tax-exempt organizations, except to the extent discussed below;
•"qualified foreign pension funds" or entities wholly owned by a qualified foreign pension fund;
•dealers in securities or currencies;
•traders in securities that elect to use a mark to market method of accounting;

•	persons that hold their common stock as part of a straddle, hedge, constructive sale or conversion transaction;
•regulated investment companies;
•REITs;
•certain U.S. expatriates;
•persons whose "functional currency" is not the U.S. dollar;

•	persons who acquired our shares of common stock through the exercise of an employee stock option or otherwise as compensation; and
•persons who are Non-U.S. Stockholders (as defined below), except to the extent discussed below.

This discussion is also based upon the assumption that the operation of the company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This discussion does not discuss the impact that U.S., state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. In addition, this discussion assumes that security holders hold our shares of common stock as a capital asset, which generally means as property held for investment.
Prospective investors are urged to consult their tax advisors in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our shares of common stock, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

We have elected to be taxed as a REIT under the applicable provisions of the Code and the Treasury Regulations promulgated thereunder commencing with our taxable year ended December 31, 2011. We intend to continue operating as a REIT so long as our Board of Directors determines that REIT qualification remains in our best interest. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.
In brief, a corporation that complies with the provisions in Code Sections 856 through 860, and qualifies as a REIT, generally is not taxed on its net taxable income to the extent such income is distributed currently to stockholders, thereby completely or substantially eliminating the "double taxation" that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT, and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.
Proskauer Rose LLP has acted as our tax counsel in connection with this registration statement. Proskauer Rose LLP is of the opinion that (i) commencing with our taxable year ended on December 31, 2011, we have been organized in conformity with the requirements for qualification as a REIT under the Code, and our actual method of operation through the date hereof has enabled us to meet and, assuming that our election to be treated as a REIT is not either revoked or intentionally terminated, our proposed method of operation will enable us to continue to meet, the requirements for qualification and taxation as a REIT under the Code, and (ii) our Operating Partnership has been and will be taxed as a partnership or a disregarded entity and not an association or publicly traded partnership (within the meaning of Code Section 7704) subject to tax as a corporation, for U.S. federal income tax purposes beginning with its first taxable year. This opinion is filed as an exhibit to the registration statement, of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Proskauer Rose LLP by us and based upon certain terms and conditions set forth in the opinion. Our qualification as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under U.S. federal income tax laws. Proskauer Rose LLP has not reviewed these operating results for compliance with the applicable requirements under U.S. federal income tax laws. Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements to qualify as a REIT under U.S. federal income tax laws in any taxable year.
General
The term "REIT taxable income" means the taxable income as computed for a corporation that is not a REIT:

•	without the deductions allowed by Code Sections 241 through 247 and 249 (relating generally to the deduction for dividends received);

•	excluding amounts equal to: the net income from foreclosure property and the net income derived from prohibited transactions;

•
deducting amounts equal to: the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% or the 75% Gross Income Tests, the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the quarterly asset tests, the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on redetermined rents, redetermined deductions and excess interest;

•	deducting the amount of dividends paid under Code Section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and

•	without regard to any change of annual accounting period pursuant to Code Section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders.
Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT qualification and paying sufficient dividends, we will be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at normal corporate rates on any undistributed REIT taxable income or net capital gain;

•
If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but our failure is due to reasonable cause and not willful neglect, and we therefore maintain our REIT qualification, we will be subject to a tax equal to the product of (a) the amount by which we failed the 75% or 95% Gross Income Test (whichever amount is greater) multiplied by (b) a fraction intended to reflect our profitability;

•
We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the "required distribution" with respect to a calendar year, we must distribute the sum of (i) 85% of our REIT ordinary income for the calendar year, (ii) 95% of our REIT capital gain net income for the calendar year, and (iii) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by us;

•	We may be subject to the corporate "alternative minimum tax" on our items of tax preference, including any deductions of net operating losses;

•	If we have net income from prohibited transactions such income would be subject to a 100% tax. See "— Prohibited Transactions";

•
We will be subject to U.S. federal income tax at the highest corporate rate on any non-qualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan, or foreclose on property pursuant to a default on a lease;

•
If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT assets tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the amount determined by multiplying the highest corporate tax rate (currently 35%) by the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests;

•
If we fail to satisfy any other provision of the Code that would result in our failure to continue to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure;

•
If we derive "excess inclusion income" from an interest in certain mortgage loan securitization structures ( i.e. , a "taxable mortgage pool" or a residual interest in a real estate mortgage investment conduit, or REMIC), we could be subject to corporate-level U.S. federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as "disqualified organizations" that are not subject to unrelated business taxable income, or UBTI;

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders. Such penalties generally would not be deductible by us;

•
If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the transferor corporation’s basis in the asset, and we recognize gain on the disposition of such an asset during the five-period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the highest regular corporate U.S. federal income tax rate. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us;

•	A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary, or TRS, that do not reflect arm’s-length terms;

•	The earnings of our subsidiaries that are C corporations, including any subsidiary we may elect to treat as a TRS, generally will be subject to U.S. federal corporate income tax; and

•
We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include his, her or its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in his, her or its income as long-term capital gain, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property, payroll and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
REIT Qualification Tests
Organizational Requirements. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its qualification as a REIT;

(4)	that is neither a financial institution nor an insurance company;

(5)	that meets the gross income, asset and annual distribution requirements;

(6)	the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;

(7)
generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);

(8)
that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT; and

(9)	that uses a calendar year for U.S. federal income tax purposes.

Organizational requirements (1) through (5) must be met during each taxable year for which REIT qualification is sought, while conditions (6) and (7) do not have to be met until after the first taxable year for which a REIT election is made. We have adopted December 31 as our year-end, thereby satisfying condition (9).
Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries. A REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, and will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which we own an interest is treated as our assets and items of income for purposes of Asset Tests and Gross Income Tests (each as defined below).
We expect to control our subsidiary partnerships, including our Operating Partnership, and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action that could cause us to fail a Gross Income Test or Asset Test (each as defined below), and which we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
We may from time to time own certain assets through subsidiaries that we intend to be treated as "qualified REIT subsidiaries." A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a TRS, as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for purposes of the Asset Tests and Gross Income Tests (each as defined below). A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to state or local tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under "— Asset Tests." While we currently hold all of our investments through our Operating Partnership, we also may hold investments separately, through qualified REIT subsidiaries. Because a qualified REIT subsidiary must be wholly owned by a REIT, any such subsidiary utilized by us would have to be owned by us, or another qualified REIT subsidiary, and could not be owned by our Operating Partnership unless we own 100% of the equity interest in our Operating Partnership.
If a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another one of our disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the Asset and Gross Income Tests, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See below "— Asset Tests" and "— Income Tests."
Ownership of Interests in TRSs. We do not currently own an interest in a TRS; however, we may form one or more TRSs or may acquire securities in TRSs in the future. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a TRS. Other than some activities relating to lodging and health care facilities, a TRS generally may engage in any business, including investing in assets and engaging in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT.
A TRS is subject to U.S. federal income tax as a regular C corporation. In addition, if certain tests regarding the TRS’s debt-to-equity ratio are not satisfied, a TRS generally may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed 50% of the TRS’s adjusted taxable income (as defined in the Code) for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset tests described below. However, no more than 25% (20% for taxable years beginning after December 31, 2017) of the gross value of a REIT’s assets may be comprised of securities of one or more TRSs. See below "— Asset Tests."
Share Ownership Requirements
The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, we cannot be "closely held," which means that at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined by applying certain attribution rules under the Code to the owners of any entity owning our stock) as specifically defined for this purpose. However, these two requirements do not apply until after the first taxable year an entity elects REIT status.
Our charter contains certain provisions intended, among other purposes, to enable us to meet requirements (6) and (7) above. First, subject to certain exceptions, our charter provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of our outstanding shares of stock and not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock, as well as in certain other circumstances. See the section entitled "Description of Securities — Restrictions on Ownership and Transfer" included elsewhere in this prospectus. Additionally, our charter contains provisions requiring each holder of our shares to disclose, upon demand, constructive or beneficial ownership of our shares as deemed necessary to comply with the requirements of the Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under Treasury Regulations promulgated under the Code, to submit a statement of such information to the IRS at the time of filing their annual income tax returns for the year in which the request was made.
Asset Tests
At the close of each calendar quarter of the taxable year, we must satisfy four tests based on the composition of our assets, or the Asset Tests. After initially meeting the Asset Tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We intend to continue to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.
75% Asset Test. At least 75% of the value of our assets must be represented by "real estate assets," cash, cash items (including receivables) and government securities, which we refer to as the 75% Asset Test. Real estate assets include (i) real property (including interests in real property and interests in mortgages on real property or on interests in real property), (ii) shares in other qualifying REITs, (iii) debt instruments issued by publicly offered REITS, and (iv) any property (not otherwise a real estate asset) attributable to the temporary investment of "new capital" in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock or in a public offering of debt obligations that have a maturity of at least five years. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below under "— 25% Asset Test" below.
Additionally, regular and residual interests in a REMIC are considered real estate assets. However, if less than 95% of the assets of a REMIC are real estate assets, we will be treated as holding and earning a proportionate share of the assets and income of the REMIC directly. If we hold a "residual interest" in a REMIC from which we derive "excess inclusion income," we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities or charitable remainder trusts, may be subject to corporate-level income tax in our hands, whether or not it is distributed.
We are currently invested in certain real properties as disclosed in our public filings. In addition, we have invested and intend to invest funds not used to acquire properties in cash sources, "new capital" investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in real properties should constitute "real estate assets" and should allow us to meet the 75% Asset Test.
25% Asset Test. Except as described below, the remaining 25% of our assets generally may be invested without restriction, which we refer to as the 25% Asset Test. However, if we invest in any securities that do not qualify under the 75% Asset Test, other than equity investments, our qualified REIT subsidiaries and TRSs, such securities may not exceed either: (i) 5% of the value of our assets as to any one issuer; or (ii) 10% of the outstanding securities by vote or value of any one issuer. In addition, not more than 25% of our assets may be invested in publicly offered REIT debt instruments that do not otherwise qualify as real estate assets under the 75% asset test. The 10% value test does not apply to certain "straight debt" and other excluded securities, as described in the Code, including but not limited to any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, a partnership interest held by a REIT is not considered a "security" for purposes of the 10% value test; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets, which is based on the REIT’s proportionate interest in any securities issued by the partnership (disregarding for this purpose the general rule that a partnership interest is not a security), but excluding certain securities described in the Code.
For purposes of the 10% value test, "straight debt" means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our "controlled TRSs" as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

We believe that our holdings of real estate assets and other securities comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. We may make real estate-related debt investments; provided, that the underlying real estate meets our criteria for direct investment. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% Asset Test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Certain mezzanine loans we make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65, 2003-2 C.B. 336, pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. We may hold some mezzanine loans that do not qualify for that safe harbor. Furthermore, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower. If the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan at the time we commit to acquire the loan, or agree to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then a portion of such loan may not be a qualifying real estate asset. Under current law it is not clear how to determine what portion of such a loan will be treated as a qualifying real estate asset. Pursuant to Revenue Procedure 2014-51, the IRS has stated that it will not challenge a REIT’s treatment of a loan as being in part a real estate asset if the REIT treats the loan as being a real estate asset in an amount that is equal to the lesser of the fair market value of the real property securing the loan, as of the date we committed to acquire or modify the loan, and the fair market value of the loan. However, uncertainties exist regarding the application of Revenue Procedure 2014-51 and no assurance can be given that the IRS would not challenge our treatment of such assets.
A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer representing more than 5% of the total value of the REIT’s assets and more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (i) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, or (ii) $10 million; provided , that in either case the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Department of Treasury, or the "Treasury"), or otherwise meets the requirements of those rules by the end of that period.
If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if: (i) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury; (ii) the failure was due to reasonable cause and not to willful neglect; (iii) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (iv) the REIT pays a tax on the failure equal to the greater of (A) $50,000 or (B) an amount determined (under regulations) by multiplying (1) the highest rate of tax for corporations under Code Section 11, by (2) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).
Gross Income Tests
For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting, or the Gross Income Tests.
75% Gross Income Test. At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions) must result from (i) rents from real property, (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (iv) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (v) income from other specified investments relating to real property or mortgages thereon (which does not include gains from the sale of a non-qualified publicly offered REIT debt instrument), and (vi) for a limited time, temporary investment income (as described under the 75% Asset Test above). We refer to this requirement as the 75% Gross Income Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.
95% Gross Income Test. At least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (1) sources that satisfy the 75% Gross Income Test, (2) dividends, (3) interest, or (4) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. We refer to this requirement as the 95% Gross Income Test. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.
Rents from Real Property. Income attributable to a lease of real property generally will qualify as "rents from real property" under the 75% Gross Income Test and the 95% Gross Income Test if such lease is respected as a true lease for U.S. federal income tax purposes and subject to the rules discussed below.
Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.
Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.
If a REIT operates or manages a property or furnishes or renders certain "impermissible services" to the tenants at the property, and the income derived from the services exceeds 1% of the total amount received by that REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as "rents from real property." Impermissible services are services other than services "usually or customarily rendered" in connection with the rental of real property and not otherwise considered "rendered to the occupant." For these purposes, the income that a REIT is considered to receive from the provision of "impermissible services" will not be less than 150% of the cost of providing the service. If the amount so received is 1% or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as "rents from real property." However, this rule generally will not apply if such services are provided to tenants through an independent contractor from whom we derive no revenue, or though a TRS. With respect to this rule, tenants will receive some services in connection with their leases of the real properties. Our intention is that the services to be provided are those usually or customarily rendered in connection with the rental of space, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test and the 95% Gross Income Test. The Board of Directors intends to hire qualifying independent contractors or to utilize our TRSs to render services which it believes, after consultation with our tax advisors, are not usually or customarily rendered in connection with the rental of space.
In addition, we have represented that, with respect to our leasing activities, we will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person (excluding rent based on a percentage of receipts or sales, as described above), (ii) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, or (iii) enter into any lease with a related party tenant.
Amounts received as rent from a TRS are not excluded from rents from real property by reason of the related party rules described above, if the activities of the TRS and the nature of the properties it leases meet certain requirements. The TRSs will pay regular corporate tax rates on any income they earn. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.
Interest Income. We receive interest on loans secured by real property. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property or an interest in real property qualifies under the 75% Gross Income Test; provided, that in both cases the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, the interest on it may nevertheless qualify under the 75% Gross Income Test. Interest income constitutes qualifying mortgage interest for purposes of the 75% Gross Income Test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we committed to acquire the loan, or agreed to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then the interest income will be apportioned between the real property and the other collateral, and our income from the loan will qualify for purposes of the 75% Gross Income Test only to the extent that the interest is allocable to the real property. For purposes of the preceding sentence, however, pursuant to IRS guidance we do not need to re-determine the fair market value of real property in connection with a loan modification that is occasioned by a default or made at a time when we reasonably believe the modification to the loan will substantially reduce a significant risk of default on the original loan, and any such modification will not be treated as a prohibited transaction. All of our loans secured by real property will be structured so that the amount of the loan does not exceed the fair market value of the real property at the time of the loan commitment. Therefore, income generated through any investments in loans secured by real property should be treated as qualifying income under the 75% Gross Income Test.
Dividend Income. We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividends to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% Gross Income Tests.
We will monitor the amount of the dividend and other income from our TRSs and will take actions intended to keep this income, and any other non-qualifying income, within the limitations of the Gross Income Tests. Although we intend to take these actions to prevent a violation of the Gross Income Tests, we cannot guarantee that such actions will in all cases prevent such a violation.
Foreclosure Property. Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate tax rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% Gross Income Test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we believe we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% Gross Income Test, we intend to elect to treat the related property as foreclosure property.
Satisfaction of the Gross Income Tests. Our share of income from the properties primarily will give rise to rental income and gains on sales of the properties, substantially all of which generally will qualify under the 75% Gross Income and 95% Gross Income Tests. Our current and anticipated operations indicate that it is likely that we will have little or no non‑qualifying income to cause adverse U.S. federal income tax consequences.
As described above, we may establish one or more TRSs with which we could enter into leases for any properties we may invest in. The gross income generated by these TRSs would not be included in our gross income. However, we would realize gross income from these subsidiaries in the form of rents. In addition, any dividends from TRSs to us would be included in our gross income and qualify for the 95% Gross Income Test, but not the 75% Gross Income Test.
If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our qualification as a REIT for such year if we: (i) satisfy the IRS that the failure was due to reasonable cause and not due to willful neglect, (ii) attach to our U.S. Federal income tax return a schedule describing the nature and amount of each item of our gross income, and (iii) satisfy the IRS that any incorrect information on such schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.
Annual Distribution Requirements
In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of: (a) the sum of (i) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain) and (ii) 90% of the net income (after tax) from foreclosure property; less (b) the sum of some types of items of non‑cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (A) declared a dividend before the due date of our tax return (including extensions); (B) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (C) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year.
For taxable years commencing prior to January 1, 2015, in order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not have been "preferential dividends." A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a "deficiency dividend" (plus penalties and interest to the IRS) within a specified period.
If we do not distribute 100% of our REIT taxable income, we will be subject to U.S. federal income tax on the undistributed portion. We also will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the "required distribution" with respect to a calendar year and avoid the excise tax, we must distribute the sum of (a) 85% of our REIT ordinary income for the calendar year, (b) 95% of our REIT capital gain net income for the calendar year, and (c) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by us.
We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. Other potential sources of non-cash taxable income include:

•	"residual interests" in REMICs or taxable mortgage pools;

•	loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•
loans on which the borrower is permitted to defer cash payments of interest, distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash, and debt securities purchased at a discount.

We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends.
Failure to Qualify
If we fail to continue to qualify, for U.S. federal income tax purposes, as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary dividend income. This "double taxation" results from our failure to continue to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.
Recordkeeping Requirements
We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.
Prohibited Transactions

As discussed above, we will be subject to a 100% U.S. federal income tax on any net income derived from "prohibited transactions." Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:

•	is a real estate asset under the 75% Asset Test;

•	generally has been held for at least two years;

•	has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;

•	in some cases, was held for production of rental income for at least two years;

•	in some cases, substantially all of the marketing and development expenditures were made through an independent contractor; and

•
when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year (excluding sales of foreclosure property or in connection with an involuntary conversion), occurs in a year when the REIT disposes of less than 10% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property), or occurs in a year when the REIT disposes of less than 20% of its assets as well as 10% or less of its assets based on a 3 year average (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property).

Although we currently intend to sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income, and we do not expect to hold any property for sale to customers in the ordinary course of our business. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates. As a general matter, any condominium conversions we might undertake must satisfy these restrictions to avoid being "prohibited transactions," which will limit the annual number of transactions. See "— REIT Qualification Tests — Ownership of Interests in TRSs."
Excess Inclusion Income
Pursuant to IRS guidance, a REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of "excess inclusion income" allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder;

•	is subject to tax as UBTI in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax; and

•
results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

Pursuant to IRS guidance, to the extent that excess inclusion income is allocated to a tax‑exempt stockholder of a REIT that is not subject to unrelated business taxable income (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. Treasury Regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See "— Annual

Distribution Requirements." The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.
Characterization of Property Leases
We may purchase either new or existing properties and lease them to tenants. Our ability to claim certain tax benefits associated with ownership of these properties, such as depreciation, would depend on a determination that the lease transactions are true leases, under which we would be the owner of the leased property for U.S. federal income tax purposes, rather than a conditional sale of the property or a financing transaction. A determination by the IRS that we are not the owner of any properties for U.S. federal income tax purposes may have adverse consequences to us, such as the denial of depreciation deductions (which could affect the determination of our REIT taxable income subject to the distribution requirements) or the aggregate value of our assets invested in real estate (which could affect REIT asset testing).
Tax Aspects of Investments in Partnerships
General. We currently hold and anticipate holding direct or indirect interests in one or more partnerships, including our Operating Partnership. We operate as an Umbrella Partnership REIT, or UPREIT, which is a structure whereby we own a direct interest in our Operating Partnership and our Operating Partnership, in turn, owns the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for U.S. federal income tax purposes (if our Operating Partnership were the sole owner) or treated as partnerships for U.S. federal income tax purposes.
The following is a summary of the U.S. federal income tax consequences of our investment in our Operating Partnership if our Operating Partnership is treated as a partnership for U.S. federal income tax purposes. This discussion should also generally apply to any investment by us in a property partnership or other non-corporate entity.
A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We are required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Furthermore, there can be no assurance that distributions from our Operating Partnership will be sufficient to pay the tax liabilities resulting from an investment in our Operating Partnership.
Generally, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise. Because our Operating Partnership was formed as a partnership under state law, for U.S. federal income tax purposes, our Operating Partnership will be treated as a partnership if it has two or more partners, or as a disregarded entity if it is treated as having one partner. We intend that interests in our Operating Partnership (and any partnership invested in by our Operating Partnership) will fall within one of the "safe harbors" for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of actual operations and accordingly, no assurance can be given that any such partnership will at all times satisfy one of such safe harbors. We reserve the right to not satisfy any safe harbor. Even if a partnership is a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income each taxable year is from certain sources, which generally include rents from real property and other types of passive income. We believe that our Operating Partnership has had, and will have, sufficient qualifying income so that it would be taxed as a partnership, even if it were treated as a publicly traded partnership.
If for any reason our Operating Partnership (or any partnership invested in by our Operating Partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Furthermore, if any partnership were treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.
Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Code, which authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our qualification as a REIT and materially affect the tax consequences and economic return resulting from an investment in the company.
Income Taxation of Partnerships and their Partners. Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Code Section 704(b) and the Treasury Regulations. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in our Operating Partnership agreement comply with the requirements of Code Section 704(b) and the Treasury Regulations.
In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property contributed to our Operating Partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by our Operating Partnership, such property generally will have an initial tax basis equal to its fair market value, and accordingly, Code Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Code Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by our Operating Partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes, and generally the rules of Code Section 704(c) would apply to such differences as well.
For U.S. federal income tax purposes, depreciation deductions on residential rental buildings, structural components and improvements generally are computed using the straight‑line method over 27.5 years. Shorter depreciation periods apply to other properties. Some improvements to land are depreciated over 15 years. However, we have elected to have the alternative depreciation system apply to our properties with the result that residential rental buildings, structural components and improvements are depreciated using the straight-line method over 40 years and some improvements to land are depreciated using the straight-line method over 20 years. For properties contributed to our Operating Partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. Because depreciation deductions are based on the transferor’s basis in the contributed property, our Operating Partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation generally will fall first on the contributing partner, but also may reduce the depreciation allocated to other partners.
Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates that hold shares either directly or through a pass-through entity may be subject to tax on the disposition on such assets at a rate of 25% rather than at the normal capital gains rate, to the extent that such assets have been depreciated.
Some expenses incurred in the conduct of our Operating Partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of our Operating Partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees, are other examples of expenses that may not be deducted in the year they were paid.
Taxation of U.S. Holders
The following section applies to you only if you are a U.S. Holder. Generally, for purposes of this discussion, a "U.S. Holder" is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding shares of our Series A Redeemable Preferred Stock or shares of our common stock should consult his, her or its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of such shares of Series A Redeemable Preferred Stock or shares of our common stock by the partnership.

Series A Redeemable Preferred Stock and Common Stock. As long as we continue to qualify as a REIT, distributions (including any deemed distributions) paid to our U.S. Holders out of current or accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) will be ordinary income. Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the U.S. Holder, reducing the U.S. Holder’s tax basis in his, her or its stock by the amount of such distribution, but not below zero, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the U.S. Holder’s basis in our stock, this will increase the U.S. Holder’s gain, or reduce the U.S. Holder’s loss, on any subsequent sale of the stock.
Distributions that are designated as capital gain dividends will be taxed as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Holder that receives such distribution has held its stock. However, corporate U.S. Holders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. We also may decide to retain, rather than distribute, our net capital gain and pay any tax thereon. In such instances, U.S. Holders would include their proportionate shares of such gain in income as long-term capital gain, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of stock by the after-tax amount of such gain.
With respect to U.S. Holders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions (including any deemed distributions) paid to such U.S. Holders as "qualified dividend income." A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. Holders as capital gain; provided, that the U.S. Holder has held the stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(1)	the qualified dividend income received by us during such taxable year from C corporations (including any TRSs);

(2)
the excess of any "undistributed" REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(3)
the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in gain asset that was acquired in a carry-over basis transaction from a non REIT corporation or had appreciated at the time our REIT election became effective over the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (1) above if the dividends are received from a regular domestic C corporation, such as any TRSs, and specified holding period and other requirements are met.
Dividend income is characterized as "portfolio" income under the passive loss rules and cannot be offset by a U.S. Holder’s current or suspended passive losses. Corporate U.S. Holders cannot claim the dividends received deduction for such dividends unless we lose our REIT qualification. Although U.S. Holders generally will recognize taxable income in the year that a distribution is received, any distribution that we declare in October, November or December of any year that is payable to a U.S. Holder of record on a specific date in any such month will be treated as both paid by us and received by the U.S. Holder on December 31st of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for U.S. federal income tax purposes, U.S. Holders may not use any of our operating or capital losses to reduce their tax liabilities.

We have the ability to declare a large portion of a dividend in shares of our stock. As long as a portion of such dividend is paid in cash (which portion can be as low as 20%) and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. Holders will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock. In general, any dividend on shares of our preferred stock will be taxable as a dividend, regardless of whether any portion is paid in stock.
In general, the sale of our stock held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the U.S. Holder’s basis in the stock sold. However, any loss from a sale or exchange of stock by a U.S. Holder who has held such stock for six months or less generally will be treated as a long-term capital loss, to the extent that the U.S. Holder treated our distributions as long-term capital gain. The use of capital losses is subject to limitations.
If excess inclusion income from a REMIC residual interest is allocated to any U.S. Holder, that income will be taxable in the hands of the Holder and would not be offset by any net operating losses of the U.S. Holder that would otherwise be available. As required by IRS guidance, we intend to notify our U.S. Holders if a portion of a dividend paid by us is attributable to excess inclusion income.
Currently, the maximum tax rate applicable to individuals and certain other noncorporate taxpayers on net capital gain recognized on the sale or other disposition of shares is 20%, and the maximum marginal tax rate applicable to them on dividends received from corporations that are subject to a corporate level of tax is reduced from the rate applicable on ordinary dividends to the rate applicable on net capital gain if certain holding period requirements are also satisfied. Except in limited circumstances, with respect to "qualified dividend income" as discussed above, this reduced tax rate will not apply to dividends paid by us.
Cost Basis Reporting. U.S. federal income tax information reporting rules may apply to certain transactions in our shares. Where such rules apply, the "cost basis" calculated for the shares involved will be reported to the IRS and to you. Generally these rules apply to all shares purchased. For "cost basis" reporting purposes, you may identify by lot the shares that you transfer or that are redeemed, but if you do not timely notify us of your election, we will identify the shares that are transferred or redeemed on a "first in/first out" basis. The shares in the Distribution Reinvestment Plan are also eligible for the "average cost" basis method, should you so elect.
Information reporting (transfer statements) on other transactions may also be required under these rules. Generally, these reports are made for certain transactions. Transfer statements are issued between "brokers" and are not issued to the IRS or to you.
Stockholders should consult their tax advisors regarding the consequences of these rules.
Backup Withholding and Information Reporting. We will report to our U.S. Holders and the IRS the amount of dividends (including deemed dividends) paid during each calendar year and the amount (if any) of U.S. federal income tax we withhold. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding at the current rate of 28% with respect to dividends (including any deemed dividends) paid unless the U.S. Holder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or (2) provides us with a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. Holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Holder that does not provide his, her or its correct taxpayer identification number or social security number also may be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. Holder who fails to certify his, her or its non-foreign status. See the " — Taxation of Non-U.S. Holders" portion of this section.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such U.S. Holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.
Taxation of Tax-Exempt Holders
U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, our distributions to a U.S. Holder that is a domestic tax-exempt entity should not constitute UBTI unless such U.S. Holder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire its shares of common stock, or the shares of common stock are otherwise used in an unrelated trade or business of the tax-exempt entity. Furthermore, even in the absence of acquisition debt, part or all of the income or gain recognized with respect to our stock held by certain domestic tax-exempt entities, including social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal service plans (all of which are exempt from U.S. federal income taxation under Code Sections 501(c)(7), (9), (17) or (20)), may be treated as UBTI.
Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. If we would be "closely held" (discussed above with respect to the share ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (i) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (ii) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our charter regarding the ownership concentration of our stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our shares of common stock are publicly traded, we can give no assurance of this.
Prospective tax-exempt purchasers should consult their own tax advisors and financial planners as to the applicability of these rules and consequences to their particular circumstances.
Taxation of Non-U.S. Holders
General. The rules governing the U.S. federal income taxation of Non-U.S. Holders are complex, and as such, only a summary of such rules is provided in this prospectus. Non-U.S. investors should consult with their own tax advisors and financial planners to determine the impact that U.S. federal, state and local income tax or similar laws will have on such investors as a result of an investment in our REIT. A Non-U.S. Holder means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.
Distributions — In General. Distributions paid by us that are not attributable to gain from our sales or exchanges of "U.S. real property interests," or USRPIs, and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such ordinary dividends to Non-U.S. Holders are subject to a 30% tax unless an applicable treaty reduces or eliminates that tax. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Any constructive dividends on the Series A Redeemable Preferred Stock also would be subject to U.S. federal withholding tax to the same extent as an actual distribution. Because constructive dividends would not give rise to any cash from which any applicable withholding tax could be satisfied, we may withhold the U.S. federal tax on such dividend from cash proceeds otherwise payable to a Non-U.S. Holder.
If income from the investment in our shares of common stock is treated as effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. Holders are taxed with respect to such dividends (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a foreign corporation that is not entitled to any treaty exemption). In general, Non-U.S. Holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a Non-U.S. Holder to the extent they do not exceed the adjusted basis of the Non-U.S. Holder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Holder’s shares, they will give rise to tax liability if the Non-U.S. Holder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in the "— Sales of Shares" portion of this Section below.
Distributions Attributable to Sale or Exchange of Real Property. Pursuant to the Foreign Investors in Real Property Tax Act of 1980, or FIRPTA, distributions that are attributable to gain from our sales or exchanges of USRPIs will be taxed to a Non-U.S. Holder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Holders would thus be taxed at the normal capital gain rates applicable to U.S. Holders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. For these purposes, however, a distribution is not attributable to gain from sales or exchanges by us of a USRPI if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan, for example, would not be solely as a creditor. Also, such distributions may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Holder not entitled to any treaty exemption. However, generally, pursuant to FIRPTA, a capital gain dividend from a REIT is not treated as effectively connected income for a Non-U.S. Holder if: (i) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S.; and (ii) the Non-U.S. Holder does not own more than 10% of the class of stock at any time during the one-year period ending on the date of such distribution. Distributions that qualify for this exception are subject to withholding tax in the manner described above as dividends of ordinary income. We anticipate that our shares of common stock will be "regularly traded" on an established securities market, although, no assurance can be given that this will be the case.
U.S. Federal Income Tax Withholding on Distributions. For U.S. federal income tax withholding purposes, we generally will withhold tax at the rate of 30% on the gross amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Holder, unless the Non-U.S. Holder provides us with appropriate documentation (i) evidencing that such Non-U.S. Holder is eligible for an exemption or reduced rate under an applicable income tax treaty, generally an IRS Form W-8BEN (in which case we will withhold at the lower treaty rate), or (ii) claiming that the dividend is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S., generally an IRS Form W-8ECI (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any dividend to a Non-U.S. Holder that is or could be designated by us as a capital gain dividend, to the extent attributable to gain on a sale or exchange of an interest in U.S. real property. Such withheld amounts of tax do not represent actual tax liabilities, but rather, represent payments in respect of those tax liabilities described above. Therefore, such withheld amounts are creditable by the Non-U.S. Holder against its actual U.S. federal income tax liabilities, including those described above. The Non-U.S. Holder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Holder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Holder files applicable returns or refund claims with the IRS.
Sales of Shares. Gain recognized by a Non-U.S. Holder upon a sale of shares that is not otherwise subject to U.S. Federal income taxation under FIRPTA, generally will not be subject to U.S. federal income taxation, provided that: (i) such gain is not effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the U.S.; (ii) the Non-U.S. Holder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (iii) (A) our REIT is "domestically controlled," which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of our existence, or (B) the class of shares being sold are "regularly traded" on an established securities market and the selling Non-U.S. Holder has not held more than 10% of our outstanding shares of such class at any time during the five-year period ending on the date of the sale.
We believe that we qualify as "domestically controlled." If we are not domestically controlled, a Non-U.S. Holder’s sale of shares would be subject to tax, unless the class of shares being sold were regularly traded on an established securities market and the selling Non-U.S. Holder has not directly, or indirectly, owned during the five-year period ending on the date of sale more than 10% in value of such class of our shares. We anticipate that our common shares will be "regularly traded" on an established market for the foreseeable future, although no assurance can be given that this will be the case.
If the proceeds of a disposition of our securities are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing Non-U.S. Holder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Under Treasury Regulations, if the proceeds from a disposition of our securities paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (i) a "controlled foreign corporation" for U.S. federal income tax purposes, (ii) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (iii) a foreign partnership with one or more partners who are U.S. persons and who, in the aggregate, hold more than 50% of the income or capital interest in the partnership, or (iv) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (A) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a Non-U.S. Holder, and (B) information reporting will not apply if the Non-U.S. Holder certifies its non-U.S. status and further certifies that it has not been, and at the time the certificate is furnished reasonably expects not to be, present in the U.S. for a period aggregating 183 days or more during each calendar year to which the certification pertains. Prospective foreign purchasers should consult their tax advisors and financial planners concerning these rules.
Medicare Tax
Certain net investment income earned by U.S. citizens and resident aliens and certain estates and trusts for taxable years is subject to a 3.8% Medicare tax. Net investment income includes, among other things, dividends on and capital gains from the sale or other disposition of shares of stock. Holders of shares of our stock should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of such shares.
Foreign Accounts
Withholding taxes may apply to certain types of payments made to "foreign financial institutions" (as specially defined in the Code) and certain other non-U.S. entities. A withholding tax of 30% generally will be imposed on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to (a) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owner) unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (b) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements. Applicable Treasury Regulations and other IRS guidance provide that these rules generally will apply to payments of dividends on our common stock and generally will apply to payments of gross proceeds from a sale or other disposition of our common stock after December 31, 2016. We will not pay any additional amounts in respect of any amounts withheld. U.S. Holders and Non-U.S. Holders are encouraged to consult their tax advisors regarding the particular consequences to them of this legislation and guidance.
Other Tax Considerations
State, Local and Foreign Taxes. We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or you reside. Our and your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above. Any foreign taxes incurred by us would not pass through to U.S. Holders as a credit against their U.S. federal income tax liability. You should consult your own tax advisors and financial planners regarding the effect of state, local and foreign tax laws on an investment in our securities.
Legislative Proposals. You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of our securities.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to purchasers;

•	through agents;

•	to or through underwriters;

•	through dealers;

•	in block trades;

•	through a combination of any of these methods; or

•	through any other method permitted by applicable law and described in the additional prospectus or any prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other securityholders.
The additional prospectus or any prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
The distribution of the offered securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Sales through Underwriters or Dealers
If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the additional prospectus or any applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act.
We will describe the name or names of any underwriters, dealers or agents, any compensation they receive from us and the purchase price of the securities in the additional prospectus or any prospectus supplement relating to the securities.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the additional prospectus or any applicable prospectus supplement.
Unless otherwise specified in the additional prospectus or any applicable prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our shares of common stock, which are currently listed on the NYSE. We currently intend to list any shares of common stock sold pursuant to this prospectus on the NYSE. We may elect to list any series of shares of preferred stock on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time. From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business.
Direct Sales and Sales through Agents
We may sell the securities directly. In this case, no underwriters or agents would be involved.

We also may sell the securities through agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the additional prospectus or any applicable prospectus supplement. Unless otherwise indicated in the additional prospectus or any applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Underwriters or agents could make sales deemed to be an "at-the-market" offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. Any agent may, and if acting as agent in an "at-the-market" equity offering will, be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities.

Remarketing Arrangements
Securities also may be offered and sold, if so indicated in the additional prospectus or any applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the additional prospectus or any applicable prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the additional prospectus or any applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. These contracts would provide for payment and delivery on a specified date in the future. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which the purchaser is subject. The contracts would be subject only to those conditions described in the additional prospectus or any applicable prospectus supplement. The additional prospectus or any applicable prospectus supplement will describe the commission payable for solicitation of those contracts. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.
General Information
We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us in the ordinary course of their businesses.
In compliance with Financial Industry Regulatory Authority, Inc., or FINRA, guidelines, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus or the additional prospectus or any applicable prospectus supplement.

LEGAL MATTERS
Certain legal matters regarding the validity of the securities offered hereby and certain matters of Maryland Law have been passed upon for us by Venable LLP. Certain U.S. federal income tax matters have been passed upon by Proskauer Rose LLP, which relies on the opinion of Venable LLP as to all matters of Maryland law. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the additional prospectus or any applicable prospectus supplement.

EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Preferred Apartment Communities, Inc. for the year ended December 31, 2015 and the audited combined statements of revenue and certain operating expenses of Lake Cameron, McNeil Ranch and Ashford Park included on page F-2 of Preferred Apartment Communities, Inc.’s Current Report on Form 8-K/A dated January 17, 2013 and filed with the SEC on April 3, 2013 and the audited combined statements of revenue and certain operating expenses of Trail II included on page F-2 of Preferred Apartment Communities, Inc.’s Current Report on Form 8-K/A dated June 14, 2013 and filed with the SEC on July 12, 2013, have been so incorporated in reliance on the reports (which both of the reports on the statements of revenues and certain operating expenses express unqualified opinions and include an explanatory paragraph referring to the purpose of those statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The combined statements of revenues and certain expenses of the Estancia Dallas, LLC, Sandstone Overland Park, LLC, Stoneridge Nashville, LLC, and Vineyards Houston, LLC for the year ended December 31, 2013 incorporated in this prospectus by reference from Preferred Apartment Communities, Inc.’s Current Report on Form 8-K/A filed with the SEC on September 17, 2014 has been audited by CohnReznick LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement) incorporated herein by reference, and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The combined statement of revenue and certain expenses of the Sunbelt Portfolio for the year ended December 31, 2013 incorporated in this prospectus by reference from Preferred Apartment Communities, Inc.’s Current Report on Form 8-K/A filed with the SEC on December 4, 2014 has been audited by Moore, Colson & Company, P.C., independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement) incorporated herein by reference, and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The combined statement of revenue and certain operating expenses of Avenues at Cypress and Avenues at Northpointe for the year ended December 31, 2014 incorporated in this prospectus by reference from Preferred Apartment Communities, Inc.’s Current Report on Form 8-K/A filed with the SEC on March 30, 2015 has been audited by CohnReznick LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement) incorporated herein by reference, and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The combined statement of revenue and certain expenses for the year ended December 31, 2014 of the Lenox Village Portfolio, which appears in the Current Report on Form 8-K/A of Preferred Apartment Communities, Inc. dated March 2, 2016 has been audited by Moore, Colson & Company, P.C., independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement) incorporated herein by reference, and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT PREFERRED APARTMENT COMMUNITIES
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act.
You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following address or telephone number:
3284 Northside Parkway NW, Suite 150
Atlanta, Georgia 30327
(770) 818-4100
Attn: Leonard A. Silverstein
Our website at www.pacapts.com contains additional information about us. The contents of the site are not incorporated by reference in, or otherwise a part of, this prospectus.
This prospectus is part of the registration statement and does not contain all the information included in the registration statement and all its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.
You may read and copy our registration statement and all its exhibits and schedules which we have filed with the SEC, at the Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. This material, as well as copies of all other documents filed with the SEC, may be obtained from the Public Reference Section of the SEC, 100 F. Street, N.E., Washington D.C. 20549 upon payment of the fee prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 or e-mailing the SEC at publicinfo@sec.gov. The SEC maintains a web site that contains reports, proxy statements, information statements and other information regarding registrants that file electronically with the SEC, including us. The address of this website is http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We are incorporating certain information about us that we have filed with the SEC by reference in this prospectus, which means that we are disclosing important information to you by referring you to those documents. We are also incorporating by reference in this prospectus information that we file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede the information we have included in or incorporated into this prospectus.
We incorporate by reference the following documents we have filed, or may file, with the SEC:

•	Our Annual Report on Form 10-K for the period ended December 31, 2015 filed with the SEC on March 14, 2016;
Our Current Reports on Form 8-K and amendments thereto on Form 8-K/A, as applicable, filed with the SEC on April 3, 2013, April 4, 2013, July 12, 2013, September 17, 2014, December 4, 2014, January 2, 2015, March 30, 2015, March 2, 2016 and May 5, 2016;

•	The description of capital stock contained in our Form 8-A, filed December 3, 2010, including any amendments or reports filed for the purpose of updating the description; and

•	All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and before termination of this offering.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed "filed" with the SEC, including our compensation committee report and performance graph (included in any proxy statement) or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
The section entitled "Where You Can Find More Information About Preferred Apartment Communities" above describes how you can obtain or access any documents or information that we have incorporated by reference herein. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.
Upon written or oral request, we will provide, free of charge, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that are incorporated by reference into this prospectus. Such written or oral requests should be made to:
Leonard A. Silverstein
3284 Northside Parkway NW, Suite 150
Atlanta, Georgia 30327
Telephone Number: (770) 818-4100
In addition, such reports and documents may be found on our website at www.pacapts.com.

$300,000,000

Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants and
Units

PROSPECTUS
July 18, 2016